CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum Aggregate offering price	Amount of registration fee (1)(2)
7.000% Senior Notes due 2019	$450,000,000	$57,960.00
Total	$450,000,000	$57,960.00

(1)	Calculated in accordance with Rules 457(o) and (r) under the Securities Act of 1933, as amended.
(2)	A registration fee of $57,960.00 has been paid with respect to this offering.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-182213

Prospectus Supplement to Prospectus dated June 19, 2012

$450,000,000

7.000% Senior Notes due 2019

Popular, Inc. is offering $450,000,000 in aggregate principal amount of its 7.000% Senior Notes due 2019 (the “notes”). The notes will mature on July 1, 2019. Interest on the notes is payable on January 1 and July 1 of each year, beginning on January 1, 2015. Popular, Inc. may redeem the notes, in whole or in part, at any time or from time to time prior to their maturity at a price set forth under “Description of the Notes — Optional Redemption” in this prospectus supplement.

The notes will be unsecured and will rank equally and ratably with all of Popular, Inc.’s other unsecured senior indebtedness. The notes will not be guaranteed by any of our subsidiaries.

See “Risk Factors” beginning on page S-6 of this prospectus supplement, “Part II. Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and “Part I. Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of risks that you should consider in connection with an investment in the notes.

The notes will not be listed on any securities exchange. Currently there is no public market for the notes.

The notes are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

None of the Securities and Exchange Commission, any state or Commonwealth of Puerto Rico securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved of these securities or the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per note(1)	Total
Price to investors	100.00%	$450,000,000
Underwriting discount	2.00%	$9,000,000
Proceeds, before expenses, to Popular, Inc.	98.00%	$441,000,000

(1)	Interest will accrue on the notes from July 1, 2014 to the date of settlement.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company and its participants Clearstream Banking S.A. and Euroclear Bank S.A./N.V. on or about July 1, 2014.

J.P. Morgan

Goldman, Sachs & Co.

Barclays	Credit Suisse	Deutsche Bank Securities

Drexel Hamilton	Guggenheim Securities	Keefe, Bruyette & Woods	Nomura	Popular Securities

A Stifel Company

RBC Capital Markets	Sandler O’Neill + Partners, L.P.	Wells Fargo Securities

Prospectus Supplement dated June 26, 2014

Prospectus Supplement

We have not authorized anyone to provide you with any information or to make any representation other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or any related free writing prospectus issued by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, liquidity, results of operations or prospects may have changed since those dates. We are not making an offer of these securities in any jurisdiction where such offer is not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

If the description of this offering or the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement. You should also read and consider the additional information under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, “Company,” “Popular,” “we,” “us” and “our” refer to Popular, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

•	Our Current Reports on Form 8-K filed on March 4, 2014, April 25, 2014, May 15, 2014 and June 19, 2014.

All documents that we file subsequent to the date of this prospectus supplement and prior to the termination of this offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address: Director, Corporate Communications, Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 00936-2708. Telephone requests may also be directed to: (787) 765-9800. You may also access this information at our website at http://www.popularinc.com. No information on our website is deemed to be part of or incorporated by reference in this prospectus supplement or the accompanying prospectus.

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FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein are “forward-looking” statements within the meaning of the federal securities laws. These forward-looking statements may relate to Popular’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal proceedings and new accounting standards on Popular’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions are generally intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates and assumptions by management that are difficult to predict. Various factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	the rate of growth in the economy and employment levels, as well as general business and economic conditions;

•	changes in interest rates, as well as the magnitude of such changes;

•	the fiscal and monetary policies of the federal government and its agencies;

•	changes in federal bank regulatory and supervisory policies, including required levels of capital and the impact of proposed capital standards on our capital ratios;

•	the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our businesses, business practices and cost of operations;

•	regulatory approvals that may be necessary to undertake certain actions or consummate strategic transactions such as acquisitions and dispositions;

•	the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located;

•	the performance of the stock and bond markets;

•	competition in the financial services industry;

•	additional Federal Deposit Insurance Corporation (“FDIC”) assessments;

•	the resolution of our dispute with the FDIC under our loss share agreement entered into in connection with the Westernbank-FDIC assisted transaction; and

•	possible legislative, tax or regulatory changes.

Other possible events or factors that could cause results or performance to differ materially from those expressed in these forward-looking statements include the following: negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; changes in interest rates and market liquidity which may reduce interest margins, impact funding sources and affect our ability to originate and distribute financial products in the primary and secondary markets; adverse movements and volatility in debt and equity capital markets; changes in market rates and prices which may adversely impact the value of financial assets and liabilities; liabilities resulting from litigation and regulatory

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investigations; changes in accounting standards, rules and interpretations; increased competition; our ability to grow our core businesses; decisions to downsize, sell or close units or otherwise change our business mix; and management’s ability to identify and manage these and other risks. Moreover, the outcome of legal proceedings, as discussed in “Part II, Item I. Legal Proceedings” of the Company’s Form 10-Q for the quarter ended March 31, 2014 and in “Part I, Item 3. Legal Proceedings” of the Company’s Form 10-K for the year ended December 31, 2013, is inherently uncertain and depends on judicial interpretations of law and the findings of regulators, judges and juries. Investors should refer to the “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 as well as to “Part II. Item 1A. Risk Factors” of the Company’s Form 10-Q for the quarter ended March 31, 2014 for a discussion of such factors and certain risks and uncertainties to which the Company is subject.

All forward-looking statements included in this prospectus supplement are based upon information available to Popular as of the date of this prospectus supplement, and other than as required by law, including the requirements of applicable securities laws, we assume no obligation to update or revise any such forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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SUMMARY

The following summary highlights selected information about us and the offering. It may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information set forth under the heading “Risk Factors” on page S-6 of this prospectus supplement, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and in our Annual Report on Form 10-K for the year ended December 31, 2013 as well as our consolidated financial statements and the notes to those statements.

The Company

Popular is a diversified, publicly-owned financial holding company, registered under the Bank Holding Company Act of 1956, as amended, and subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Popular has operations in Puerto Rico, the United States (“U.S.”) mainland and the U.S. and British Virgin Islands.

In Puerto Rico, Popular provides retail, including residential mortgage loan origination, and commercial banking services through its principal banking subsidiary, Banco Popular de Puerto Rico (“BPPR”), as well as auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the U.S. mainland, Popular operates Banco Popular North America (“BPNA”), including its wholly-owned subsidiary E-LOAN. BPNA focuses efforts and resources on the core community banking business. BPNA, under the name Popular Community Bank, operates branches in New York, California, Illinois, New Jersey and Florida. See “Recent Developments” below. E-LOAN markets deposit accounts under its name for the benefit of BPNA.

Popular is a holding company and services its obligations, including the notes sold in this offering, primarily with dividends and advances that it receives from subsidiaries and from dividends received from certain of its equity method investments. Popular’s subsidiaries that operate in the banking business are required to obtain approval from the Federal Reserve and their respective applicable state banking regulator prior to declaring or paying dividends to the Company. Furthermore, Popular’s subsidiaries can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and regulators. Popular’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. The notes will not be guaranteed by our subsidiaries and will be structurally subordinated to the existing and future indebtedness of our subsidiaries.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Popular to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Popular or its shareholders or creditors.

Popular’s principal executive offices are located at 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and our telephone number is (787) 765-9800.

Recent Developments

On April 22, 2014, Popular entered into definitive agreements to sell its regional operations in California, Illinois and central Florida to three different buyers. In connection with these transactions, Popular intends to centralize certain back office operations previously conducted on these regions in Puerto Rico and New York. The transactions are expected to be completed during the second half of 2014.

On June 18, 2014, Popular announced that it had received regulatory approval to repay $935 million in Troubled Asset Relief Program (“TARP”) Capital Purchase Program funds to the U.S. Treasury. Popular intends to redeem $936 million of its Fixed Rate Perpetual Junior Subordinated Debentures, Series A (the “Junior Subordinated Debentures”) currently held by Popular Capital Trust III, an affiliated trust, and consequently redeem $935 million of Popular Capital Trust III Fixed Rate Capital Securities (the “Capital Securities”) currently held by the United States Department of the Treasury (the “U.S. Treasury”) under the TARP.

After the redemption, Popular intends to repurchase the outstanding warrant initially issued to the U.S. Treasury under the TARP Capital Purchase Program in 2008. The warrant represents the right to purchase 2,093,284 shares of Popular’s common stock at an exercise price of $67 per share with an original term of 10 years. Popular has notified the U.S. Treasury of its intention to redeem the Capital Securities and repurchase the warrant, both of which are subject to the authorization of the U.S. Treasury.

The Offering

The following summary of the offering contains basic information about the offering and the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled “Description of the Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities We May Offer.”

Issuer	Popular, Inc.

Securities offered	$450,000,000 in aggregate principal amount of 7.000% Senior Notes due 2019

Issue date	July 1, 2014

Issue price	100%

Stated maturity date	July 1, 2019

Interest rate	7.000% per annum

Interest payment dates	January 1 and July 1 of each year, beginning on January 1, 2015

No guarantees	The notes are not guaranteed by any of our subsidiaries.

Security and ranking	The notes will be unsecured and will rank equally and ratably with the existing and future unsecured senior indebtedness of Popular, Inc. The notes will be effectively subordinated to Popular, Inc.’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to the existing and future indebtedness and other liabilities and preferred equity of our subsidiaries.

As of March 31, 2014:

•	Popular, Inc. and its subsidiaries on a consolidated basis had approximately $32.0 billion of indebtedness and other liabilities (including deposits) outstanding;

•	Popular, Inc. had approximately $861.3 million of indebtedness and other liabilities outstanding; and

•	Subsidiaries of Popular, Inc. had approximately $31.1 billion of indebtedness and other liabilities (including deposits) outstanding.

The indenture under which the notes will be issued does not limit the amount of additional indebtedness we may incur.

Optional redemption	We may redeem the notes, in whole or in part, at any time or from time to time prior to their maturity as described under “Description of the Notes — Optional Redemption” in this prospectus supplement.

Covenant	The indenture under which the notes will be issued contains a limitation on the sale or issuance of voting shares of BPPR. This covenant is subject to important qualifications and limitations.

Sinking fund	None

Form and denominations	The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global securities will be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Except in the limited circumstances described in the accompanying prospectus under “Description of Debt Securities We May Offer — Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated,” notes in non-global form will not be issued or exchanged for interests in global securities.

Listing	The notes are a new issue of securities with no established trading market. We do not intend to list the notes for trading on any securities exchange or quotation system.

Future issuances	The notes will initially be limited to an aggregate principal amount of $450,000,000. We may from time to time, without notice to or consent of holders, increase the aggregate principal amount of the notes outstanding by issuing additional notes in the future with the same terms as the notes, except for the issue date and offering price and, if applicable, the initial interest payment date and the initial interest accrual date, and such additional notes shall form a single series with the notes.

Use of proceeds	We intend to use (1) approximately $400 million of the proceeds of this offering and available cash to redeem $936 million of our Junior Subordinated Debentures currently held by Popular Capital Trust III, an affiliated trust, and consequently redeem $935 million of Capital Securities currently held by the U.S. Treasury under the TARP and (2) the remaining net proceeds to provide additional liquidity to the holding company. See “Use of Proceeds.”

Governing law	The notes and the indenture pursuant to which we will issue the notes will be governed by the laws of the State of New York.

Trustee	The Bank of New York Mellon

Risk factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement, in “Part II. Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and in “Part I. Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013, for a discussion of factors you should carefully consider before deciding to invest in the notes.

Conflict of interest

Popular Securities LLC, a wholly owned subsidiary of Popular, Inc. and a broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”), will participate in the distribution of notes in connection with this offering. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with that rule, no FINRA member firm that has a “conflict of interest,” as defined therein, may make sales in this offering to any discretionary account without the prior approval of the customer.

RISK FACTORS

An investment in our notes involves certain risks. You should carefully consider the risks described below as well as the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2013 as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and all of the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, liquidity or results of operations.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.

The notes are not a savings account, deposit or other obligation of any of our bank or nonbank subsidiaries. The notes are not insured by the FDIC or any other governmental agency or instrumentality or public or private insurer.

Our access to funds from our subsidiaries may become limited, thereby restricting our ability to make payments on our obligations, including the notes.

We are a bank holding company and depend primarily on dividends and advances from our banking and other operating subsidiaries to fund our cash needs. These obligations and needs include capitalizing subsidiaries, repaying maturing indebtedness and paying debt service on outstanding indebtedness. Our banking subsidiaries, BPPR and BPNA, are subject to regulatory limitations on their ability to make dividend payments and other distributions to us based on their earnings and capital position. In July 2011, BPPR entered into a Memorandum of Understanding with the Federal Reserve Bank of New York and the Office of the Commissioner of Financial Institutions of Puerto Rico that requires the approval of these entities prior to the payment of any dividends by BPPR. Further, BPNA cannot declare any dividends without the approval of the Federal Reserve. A failure by our banking subsidiaries to generate sufficient cash flow to make dividend payments to us may have a negative impact on our results of operations and financial position and consequently our ability to service our debt obligations, such as the notes.

The notes will be junior to all of our secured indebtedness and structurally subordinated to all of our subsidiaries’ indebtedness.

The notes will be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any indebtedness that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. As of March 31, 2014, Popular, Inc. had no outstanding secured indebtedness.

In addition, because the notes will not be guaranteed by any of our subsidiaries, the notes will be structurally subordinated to the existing and future indebtedness and other liabilities and preferred equity of our subsidiaries, including the indebtedness and other liabilities of Popular, Inc. that are guaranteed by subsidiaries. In any liquidation, dissolution, bankruptcy or other similar proceeding involving one of our subsidiaries, any right we or any holders of the notes have to participate in the assets of the subsidiary will effectively be subordinated to the claims of creditors of the subsidiary, and following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a stockholder or otherwise. As of March 31, 2014, our subsidiaries had, in the aggregate, outstanding indebtedness and other liabilities, including deposits, of approximately $31.1 billion. As of that date, Popular, Inc. had no outstanding indebtedness or other liabilities guaranteed by subsidiaries.

We intend to use the proceeds of this offering to redeem our Junior Subordinated Debentures and the Capital Securities, which are both subordinated to our long-term debt.

We intend to use the proceeds of this offering and available cash to redeem $936 million aggregate principal amount of our Junior Subordinated Debentures and consequently redeem $935 million aggregate principal amount of the Capital Securities, which were issued by Popular Capital Trust III, an affiliated trust, to the U.S. Treasury in connection with the TARP. The Junior Subordinated Debentures were issued to Popular Capital Trust III and are its source of funds to make payments on the Capital Securities. The Junior Subordinated Debentures and the Capital Securities currently accrue interest payable at an annual rate of 9%. As a result of this redemption, a non-cash charge to earnings will be recorded for the unamortized portion of the discount and deferred costs associated with this debt which at March 31, 2014 had a balance of $414.3 million.

In addition, in connection with the issuance of the Capital Securities, the Company agreed not to increase its common stock dividend rate or to repurchase shares of its common stock without the consent of the U.S. Treasury. These restrictions would terminate once the Capital Securities are no longer outstanding.

You may be subject to adverse tax consequences as a result of proposed withholding tax legislation in Puerto Rico.

If the House Version of the Proposed Legislation (as defined in “Certain Tax Considerations — Puerto Rico Taxation”) is approved, interest payments on the notes generally will be subject to withholding tax by Puerto Rico at a 10% rate unless a different specific procedure is authorized by the PR Treasury. As described in “Description of the Notes — Additional Amounts,” Popular, Inc. will pay additional amounts to the holders of the notes in respect of any such withholding tax. A U.S. Holder (as defined in “Certain Tax Considerations — United States Taxation”), other than a Puerto Rico U.S. Holder (as defined in “Certain Tax Considerations — United States Taxation”), will be required to include any tax withheld as well as any additional amounts paid in respect of such tax as ordinary income for U.S. federal income tax purposes. Thus, a U.S. Holder, other than a Puerto Rico U.S. Holder, may be subject to U.S. federal income tax on amounts in excess of the amount of interest such U.S. Holder actually receives in respect of the notes. In addition there can be no assurance that such U.S. Holder will be entitled to claim a foreign tax credit or deduction in respect of any tax withheld from a payment on the notes. In addition, in the case of U.S. Holders, other than Puerto Rico U.S. Holders, which are U.S. citizens, such Puerto Rico withholding tax may not be claimed as a foreign tax credit or deduction against their U.S. federal income tax responsibility on the interest on the notes since such U.S. citizens are entitled to request a refund from the PR Treasury for the full amount of the Puerto Rico withholding tax. See “Certain Tax Considerations — United States Taxation — Taxation of Interest Paid or Accrued on the Notes — U.S. Holders other than Puerto Rico U.S. Holders.” You are urged to consult with your own tax advisors regarding the potential U.S. federal income tax consequences arising from any withholding tax or payments of additional amounts in respect of the notes.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes and they may discontinue their market-making activities at any time without notice. Therefore, an active market for the notes may not develop or, if developed, may not continue. The liquidity of any market for the notes will depend upon, among other things, the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial price volatility. The market, if any, for the notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes.

We may incur additional indebtedness in the future; the limited covenants in the indenture for the notes do not restrict our ability to do so.

We are not restricted from incurring additional indebtedness or other liabilities, including additional senior indebtedness, under the indenture pursuant to which we will issue the notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect to incur, from time to time, additional indebtedness and other liabilities.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Notes — Mergers and Similar Transactions,” “Description of Notes — Events of Default” and “Description of Notes — Restrictive Covenant” included in this prospectus supplement and the accompanying prospectus.

Changes in our credit ratings may adversely affect your investment in the notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our indebtedness when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.

An investment in the notes involves other significant risks, as described in our incorporated documents.

Investing in the notes involves significant risks in addition to those described above, including risks relating to our business environment and industry, financial position and results of operations. These risks are described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, which you should read carefully before investing in the notes.

USE OF PROCEEDS

The net proceeds to us from the sale of notes will be approximately $440.5 million (after deducting estimated underwriting discounts and estimated offering expenses). We intend to use (1) approximately $400 million of the proceeds of this offering and available cash to redeem $936 million aggregate principal amount of our Junior Subordinated Debentures and consequently redeem $935 million aggregate principal amount of the Capital Securities and (2) the remaining net proceeds to provide additional liquidity to the holding company. The redemption of these securities was approved by the Federal Reserve Bank of New York on June 17, 2014.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2014 on an actual basis and on an “as adjusted” basis reflecting the offering of the notes and the application of the estimated net proceeds of the offering specified in “Use of Proceeds.” This table should be read in conjunction with our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as well as our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. See “Where You Can Find More Information” in this prospectus supplement.

	As of March 31, 2014
(In thousands, except share information)	Actual	As Adjusted
Debt
Federal funds purchased and assets sold under agreements to repurchase	$2,208,213	$2,208,213
Other short-term borrowings	1,200	1,200
Advances with the Federal Home Loan Bank system	510,825	510,825
Term notes	685	685
Junior subordinated deferrable interest debentures (related to trust preferred securities)	971,604	439,800
Others	23,294	23,294
Notes offered hereby	—	450,000

Total debt	$3,715,821	$3,634,017

Stockholders’ equity
Preferred stock ($25 liquidation value) — 30,000,000 shares authorized; 2,006,391 shares issued and outstanding	50,160	50,160
Common stock ($0.01 par value per share) — 170,000,000 shares authorized; 103,494,430 shares issued and 103,455,535 outstanding	1,035	1,035
Surplus	4,171,817	4,171,817
Retained earnings	679,908	265,559
Accumulated other comprehensive loss, net of tax	(156,275)	(156,275)
Treasury stock, at cost, 38,895 shares	(898)	(898)

Total stockholders’ equity	4,745,747	4,331,398

Total capitalization	$8,461,568	$7,965,415

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the consolidated ratio of earning to fixed charges of Popular for each of the five most recent fiscal years and the three months ended March 31, 2014.

	Three months ended	Year ended December 31,
	March 31, 2014	2013	2012	2011	2010	2009
Including Interest on Deposits	2.3	2.0	1.4	1.5	1.4	(A	)
Excluding Interest on Deposits	3.1	2.7	1.8	2.0	1.7	(A	)

(A)	During 2009, earnings were not sufficient to cover fixed charges or preferred stock dividends and the ratios were less than 1:1. Popular would have had to generate additional earnings of approximately $625 million to achieve ratios of 1:1 in 2009.

DESCRIPTION OF THE NOTES

Because this is a summary, it does not contain all the information that may be important to you. The following description of specific terms of the notes is qualified in its entirety by reference to the provisions of the indenture pursuant to which the notes will be issued, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized and other terms not otherwise defined in this prospectus supplement shall have the meanings given to them in the indenture. The indenture is an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are part.

Popular, Inc. will issue the notes under a senior indenture, dated as of February 15, 1995, as supplemented by the First Supplemental Indenture dated as of May 8, 1997 and as further supplemented by the Second Supplemental Indenture dated as of August 5, 1999, the Third Supplemental Indenture dated as of September 10, 2008, the Fourth Supplemental Indenture, dated as of September 25, 2008, the Fifth Supplemental Indenture, dated as of September 25, 2008, the Sixth Supplemental Indenture, dated as of March 15, 2010 and the Seventh Supplemental Indenture, dated as of March 15, 2010, and as further supplemented by a supplemental indenture setting forth the terms of the notes, in each case between Popular, Inc., as issuer, and The Bank of New York Mellon, as trustee.

The notes will be issued in an initial aggregate principal amount of $450,000,000. The notes will not be guaranteed by any of Popular, Inc.’s subsidiaries. The notes will be issued only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be Popular, Inc.’s unsecured senior obligations and, as such, will rank equally in right of payment with all its other existing and future unsecured senior indebtedness and senior in right of payment to all its existing and future subordinated indebtedness. As of March 31, 2014, Popular, Inc. does not have any debt outstanding at the holding company level that would rank equal in right of payment with the notes. However, the notes would be structurally subordinated to approximately $31.1 billion of secured and unsecured indebtedness of our subsidiaries. See “Capitalization” and “Risk Factors — Our access to funds from our subsidiaries may become limited, thereby restricting our ability to make payments on our obligations, including the notes” in this prospectus supplement.

General

The specific terms of the notes are set forth below:

•	Issuer: Popular, Inc.

•	Title: 7.000% Senior Notes due 2019

•	Initial principal amount being issued: $450,000,000

•	Stated maturity date: July 1, 2019

•	Interest rate: 7.000% per annum

•	Date interest starts accruing: July 1, 2014

•	Interest payment dates: January 1 and July 1 of each year

•	First interest payment date: January 1, 2015

•	Regular record dates for interest payments: The December 15 or June 15 (whether or not a business day) immediately preceding the applicable interest payment date.

•	Computation of interest: Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

•	Original issue date: July 1, 2014

•	Optional redemption: We may redeem the notes, in whole at any time or in part from time to time, in each case at the redemption price described below under “— Optional Redemption.”

•	Form of notes: The notes will be in the form of one or more global notes that we will deposit with or on behalf of DTC.

•	Sinking fund: The notes will not be subject to any sinking fund.

•	Ranking: The notes will constitute a series of our unsecured senior debt securities.

Optional Redemption

Prior to June 1, 2019 (the date that is one month prior to the stated maturity date), the notes will be redeemable at Popular, Inc.’s option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed that would be due after the related redemption date and on or prior to the Early Call Date (as defined below) (exclusive of any interest accrued to such redemption date), discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case unpaid interest, if any, accrued to, but not including, such redemption date.

If Popular, Inc. redeems the notes on or after June 1, 2019 (the “Early Call Date”), the notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be so redeemed, plus accrued and unpaid interest to the redemption date.

Notwithstanding the foregoing, interest will be payable to holders of the notes on the record date applicable to an interest payment date falling on or before a date of redemption.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to the Early Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to the Early Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations obtained, or (2) if Popular, Inc. obtains fewer than five such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by Popular, Inc.

“Reference Treasury Dealer” means: (i) J.P. Morgan Securities LLC; provided, however, that if J.P. Morgan Securities LLC shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), Popular, Inc. will substitute therefor another Primary Treasury Dealer; and (ii) any four other Primary Treasury Dealers selected by Popular, Inc.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by Popular, Inc., of the bid and asked prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to Popular, Inc. (and provided to the trustee) by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third New York business day immediately preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third New York business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

In order to exercise its right of optional redemption, Popular, Inc. (or, at Popular, Inc.’s request, the trustee on its behalf) must deliver a notice of redemption to each holder of notes to be redeemed at least 30 days but not more than 60 days prior to the redemption date. Such notice of redemption shall specify the principal amount of notes to be redeemed, the CUSIP and ISIN numbers of the notes to be redeemed, the redemption date, the redemption price, or, if not then ascertainable, the manner of calculation thereof, the place or places of payment and that payment will be made upon presentation and surrender of such notes. Once notice of redemption is delivered to holders, the notes called for redemption will become due and payable on the redemption date at the redemption price. Prior to the redemption date, Popular, Inc. will deposit with the trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the notes so called for redemption at the redemption price. Unless Popular, Inc. defaults in payment of the redemption price, commencing on the redemption date interest on notes called for redemption will cease to accrue and holders of such notes will have no rights with respect to such notes except the right to receive the redemption price.

If fewer than all of the notes are being redeemed, the trustee will select the notes to be redeemed by such method as the trustee in its sole discretion deems fair and appropriate; provided, that if the notes are represented by one or more global notes, interests in such notes shall be selected for redemption by DTC in accordance with its standard procedures therefor. Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note.

As described in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Repayment,” Popular, Inc. may also, at its option, after giving between 30 and 60 days’ notice to the holders of the notes, redeem the notes at a redemption price of 100% of the principal amount of the notes with the accrued interest to the redemption date if a change in law, regulation or interpretation obligates Popular, Inc. to pay additional amounts, as described below under “— Additional Amounts”; provided, however, that the passage of the Proposed Legislation (as defined under “Certain Tax Considerations — Puerto Rico Taxation”) shall not constitute such a change in law, regulation or interpretation.

In addition, Popular, Inc. may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.

Restrictive Covenant

The notes will have the benefit of the covenant in the indenture that limits the ability of Popular, Inc. to sell, and BPPR to issue, voting stock of BPPR, as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Restrictive Covenants.” However, the restriction on the incurrence of indebtedness that is secured by a lien or other encumbrance on the voting stock of any material banking subsidiary, as described in the third and fourth paragraphs under “— Restrictive Covenants,” will not apply to the notes. As a result, such secured indebtedness may be incurred without the need to secure the notes on an equal or any other basis.

Mergers and Similar Transactions

Other than as described under “Description of Debt Securities We May Offer — Mergers and Similar Transactions” in the accompanying prospectus, the indenture does not contain any provisions that would limit the ability of Popular, Inc. or any of its subsidiaries to engage in a transaction involving a merger, consolidation, reorganization, sale of assets or stock or other transaction with any person, including any that involves a change of control.

Events of Default

Events that would constitute an “Event of Default” under the indenture are described in the accompanying prospectus under “Description of Debt Securities We May Offer — Events of Default — Senior Indentures,” except that (1) the event described in the fifth bullet of that section (acceleration following default on borrowed money debt in excess of $10,000,000) shall not constitute an “Event of Default” with respect to the notes and (2) the bankruptcy and other events described in the sixth bullet of that section shall constitute an “Event of Default” with respect to the notes only if they occur with respect to Popular, Inc. and not with respect to any material banking subsidiary.

Additional Amounts

Popular, Inc. will not withhold or deduct any present or future taxes, duties, assessments or governmental charges that are imposed or levied by or on behalf of Puerto Rico or by or with any district, municipality or other political subdivision of Puerto Rico from payments to holders of the notes unless the law requires Popular, Inc. to withhold or deduct these taxes, duties, assessments or governmental charges.

In the event that law requires Popular, Inc. to deduct or withhold any amounts in respect of these taxes, duties, assessments or governmental charges, Popular, Inc. will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the notes after such deduction or withholding shall equal the amount of principal, premium or interest that would have been receivable in the absence of such deduction or withholding, except that Popular, Inc. will not pay any additional amounts:

•	to a holder of a note where deduction or withholding is required because the holder has some connection with Puerto Rico or any political subdivision or taxing authority of Puerto Rico or any political subdivision other than the mere holding of and payment in respect of the note;

•	to a holder of a note when any deduction or withholding would not have been required but for the holder’s presentation for payment on a date more than 30 days after maturity or the date on which payment is duly provided for, whichever occurs later; or

•	to a holder when any deduction or withholding would not have been required but for the holder’s failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Puerto Rico, or any political subdivision or taxing authority of Puerto Rico if law requires compliance as a precondition to exemption from deduction or withholding.

Amendment and Waiver

Popular, Inc. and the trustee may enter into supplemental indentures to amend or supplement provisions of the indenture with the consent of a majority of holders of the notes and, in certain cases, without the consent of holders, as described under “Description of Debt Securities We May Offer — Modification and Waiver of the Indentures” in the accompanying prospectus.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The indenture provides that the duties and responsibilities of the trustee will be as provided in the Trust Indenture Act. The indenture and the provisions of the Trust Indenture Act, incorporated by reference therein, contains limitations on the rights of the trustee thereunder should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) following an event of default, it must eliminate such conflict or resign. In such an event, however, Popular, Inc. may be unable to appoint a successor trustee without significant delay or at all.

Book Entry; Delivery and Form

Popular, Inc. will initially issue the notes in the form of one more fully registered global notes. Each global note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. You may hold your beneficial interest in a global note directly through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear.

Owners of beneficial interests in a global note will receive definitive registered notes only in the following circumstances:

•	if DTC notifies Popular, Inc. that it is unwilling or unable to continue to act as a depositary and a successor depository is not appointed by us within 60 days;

•	if Popular, Inc. notifies the trustee that it will terminate the global security (subject to DTC’s procedures), or

•	if an event of default has occurred with regard to debt securities represented by a global debt security and has not been cured or waived.

Any definitive registered notes will be issued in fully registered form in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. To the extent permitted by law, Popular, Inc., the trustee and any paying agent shall be entitled to treat the person in whose name any definitive registered note is registered as the absolute owner thereof.

Payments on the Notes

Payments of any amounts owing in respect of a global note will be made through one or more paying agents appointed under the indenture to DTC, or its nominee, as the holder of the global note. Initially, the paying agent for the notes will be The Bank of New York Mellon. We may change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

Payments of principal or any premium owing in respect of definitive registered notes will be made at the maturity of each note in immediately available funds upon presentation of the note at the office of Popular, Inc. maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other place as we may designate. Payment of interest due on definitive registered notes at maturity will be made to the person to whom payment of the principal of the note will be made. Payment of interest due on the definitive registered notes other than at maturity will be made at the corporate trust office of the trustee or, at our option, may be made by check mailed to the address of the person entitled to receive payment as the address appears in the security register.

None of Popular, Inc., the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of book-entry interests or for maintaining, supervising or reviewing any records relating to such book-entry interests or beneficial ownership interests.

Further Issuances

Popular, Inc. may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes ranking equally and ratably with the notes in all respects (or in all respects except for the issue date and offering price and, if applicable, the first date from which interest accrues and the first interest payment date, provided that such further notes shall be fungible with the notes offered hereby for United States federal income tax purposes), so that such further notes shall be consolidated and form a single series with the notes and shall have the same terms as to status, redemption or otherwise as the notes.

Information Concerning DTC

For information concerning DTC, see “Description of Debt Securities We May Offer — Information Relating to DTC” in the accompanying prospectus.

CERTAIN TAX CONSIDERATIONS

General

The following discussion summarizes the material United States and Puerto Rico tax considerations relating to the purchase, ownership and disposition of the notes and constitutes the opinion of our tax counsel, Pietrantoni Méndez & Alvarez LLC.

This discussion is based on the tax laws of the United States and Puerto Rico as in effect on the date of this prospectus supplement, as well as regulations, administrative pronouncements and judicial decisions available on or before such date and now in effect. All of the foregoing are subject to different interpretations and are also subject to change, which change could apply retroactively and could affect the continued validity of this summary. The tax considerations described herein are not binding on the United States Internal Revenue Service (the “IRS”), the Puerto Rico Treasury Department (the “PR Treasury”), any municipality or agency of Puerto Rico, or the courts. We will not seek a ruling from the IRS or the PR Treasury with respect to any matters discussed in this section, and we cannot assure you that the IRS or the PR Treasury will not challenge one or more of the tax consequences described below. Accordingly, there can be no assurance that the opinions set forth herein, if challenged, would be sustained.

This discussion deals only with notes held by a holder who purchases the notes upon initial issuance and holds them as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “US Code”) and Section 1034.01 of the Puerto Rico Internal Revenue Code of 2011, as amended (the “PR Code”) (i.e., generally property held for investment).

This discussion does not intend to describe all of the tax considerations that may be relevant to a particular investor in light of such investor’s particular circumstances and does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States and Puerto Rico.

You should consult your own tax advisor as to the application to your particular situation of the tax considerations discussed below, as well as the application of any state, local, foreign or other tax.

United States Taxation

The following discussion summarizes the material United States tax considerations relating to the purchase, ownership and disposition of notes by U.S. Holders, as defined below, and corporations organized under the laws of Puerto Rico (“Puerto Rico corporations”) who purchase the notes upon initial issuance. This discussion does not intend to describe all of the tax considerations that may be relevant to a particular investor in light of that person’s particular circumstances and does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

As used herein, the term “U.S. Holder” means a beneficial owner of notes that does not own, directly, indirectly, constructively or by attribution, 10% or more of the voting stock of Popular, Inc. and is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if a court within the United States (other than courts located in Puerto Rico) is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or a trust that was in existence on August 10, 1996 and validly elected to be treated as a domestic trust.

The term “U.S. Holder” does not include individual Puerto Rico residents who are not citizens or residents of the United States nor does it include Puerto Rico corporations. As used herein, the term “Puerto Rico U.S. Holder” means an individual U.S. Holder who is a bona fide resident of Puerto Rico during the entire taxable year, within the meaning of Sections 933 and 937 of the US Code.

This discussion does not address all tax consequences that may be applicable to a U.S. Holder (including alternative minimum tax consequences, if any) that is a beneficial owner of notes, nor does it address the tax consequences to:

•	persons that are not U.S. Holders or Puerto Rico corporations;

•	persons to whom special treatment may be applied under United States federal income tax law, such as entities that are treated as partnerships for United States federal income tax purposes, “Subchapter S Corporations,” insurance companies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies;

•	persons that will hold the notes as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for United States federal income tax purposes;

•	persons whose functional currency is not the United States dollar; or

•	persons that do not hold the notes as capital assets.

Taxation of Interest Paid or Accrued on the Notes

General

Under the current source of income rules of the US Code, the interest payments or accruals on the notes will generally be considered Puerto Rico source income if such interest is not treated as paid by a trade or business conducted by Popular, Inc. outside of Puerto Rico, including for these purposes the United States, such determination to be made under Section 884(f)(1)(A) of the US Code and the regulations thereunder.

Popular, Inc. believes that the interest payments on the notes will not be deemed to be paid by a trade or business outside Puerto Rico. Interest payments on the notes to be made by Popular, Inc. will generally be sourced in Puerto Rico for purposes of the US Code so long as Popular, Inc. continues to meet the above requirement. However, there can be no assurance that Popular, Inc. or any legal successor to Popular, Inc. will be able to meet such requirement during the time that the notes are outstanding. The remainder of this discussion assumes that all of the interest payments on the notes to be made by Popular, Inc. will be sourced in Puerto Rico for purposes of the US Code.

U.S. Holders other than Puerto Rico U.S. Holders

Interest paid or accrued on the notes to a U.S. Holder, other than a Puerto Rico U.S. Holder, will be includable in the income of such holder as foreign source income at the time such interest is accrued or received, in accordance with the holder’s regular method of tax accounting.

As described under “Puerto Rico Taxation — Pending Puerto Rico Legislation and Special Withholding Considerations” below, if the House Version of the Proposed Legislation is approved, unless a different specific procedure is authorized by the PR Treasury, interest payments on the notes will be subject to withholding by Puerto Rico at a 10% rate. Such withholding would generally entitle holders of the notes to receive additional amounts from Popular, Inc. so that such holders will receive the full amount of interest payment that such holders would have been entitled to receive in absence of such withholding.

A U.S. Holder, other than a Puerto Rico U.S. Holder, must include any tax withheld (including the 10% Puerto Rico withholding described above) from an interest payment as ordinary income even though such holder does not in fact receive it. Such holder may be entitled to deduct or credit this tax, subject to applicable limits. To the extent that a refund of the tax withheld is available to the holder (including as described under “Puerto Rico Taxation — Pending Puerto Rico Legislation and Special Withholding Considerations” below), the amount of tax withheld that is refundable will not be eligible for credit against the holder’s United States federal income tax liability. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation. A U.S. Holder, other than a Puerto Rico U.S. Holder, will also be required to include in income as interest any additional amounts paid with respect to withholding tax on the notes (including additional amounts in respect of the 10% Puerto Rico withholding described above), including withholding tax on payments of such additional amounts. Interest paid by Popular, Inc. on the notes is generally income from sources outside the United States for purposes of the rules regarding foreign tax credit allowable to a U.S. Holder, other than a Puerto Rico U.S. Holder, and will, depending on such holder’s circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit.

Puerto Rico U.S. Holders

Interest paid or accrued on the notes to a Puerto Rico U.S. Holder (1) will constitute gross income from sources within Puerto Rico, subject to the rules described above under “United States Taxation — Taxation of Interest Paid or Accrued on the Notes — General,” (2) will not be includable in the Puerto Rico U.S. Holder’s gross income subject to United States federal income taxation and (3) will be exempt from United States federal income taxation, in each case unless such interest is effectively connected with the Puerto Rico U.S. Holder’s conduct of a trade or business within the United States. In addition, for United States federal income tax purposes, no deduction or credit will be allowed to the Puerto Rico U.S. Holder to the extent that such deduction or credit is allocable to or chargeable against amounts so excluded from the Puerto Rico U.S. Holder’s gross income.

Puerto Rico Corporations

In general and subject to the rules described above under “United States Taxation — Taxation of Interest Paid or Accrued on the Notes — General,” interest paid or accrued on the notes to a Puerto Rico corporation will not be subject to United States federal income tax if the interest is not effectively connected with a United States trade or business of the Puerto Rico corporation and the Puerto Rico corporation is not treated as a domestic corporation for purposes of the US Code. The US Code provides special rules for Puerto Rico corporations that are “controlled foreign corporations,” “personal holding companies” or “passive foreign investment companies.”

Taxation of Gain upon Sales, Exchanges, Redemptions, Retirements, or Other Taxable Dispositions of the Notes

General

The sale, exchange, redemption, retirement or other taxable disposition of a note generally will give rise to gain or loss equal to the difference between the amount realized on such disposition (other than amounts representing accrued and unpaid interest, which will be taxable as such) and the adjusted tax basis of the note in the hands of the holder. The adjusted tax basis in a note will be, in general, the cost of the note to the holder. The gain or loss required to be recognized on the disposition of a note will be considered capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if, at the time of such sale, exchange, redemption, retirement or other taxable disposition, the note has been held by the holder for more than one year. Capital losses cannot be applied to offset ordinary income for United States federal income tax purposes, except in a few limited cases.

U.S. Holders other than Puerto Rico U.S. Holders

Any gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes by a U.S. Holder, other than a Puerto Rico U.S. Holder, will generally be required to be recognized and will be subject to United States federal income tax. Any capital gain of non-corporate U.S. Holders that is recognized is generally taxed at preferential rates when the holder has a holding period greater than one year.

Puerto Rico U.S. Holders

Pursuant to Notice 89-40, issued by the IRS on March 27, 1989, the portion of the gain from the sale, exchange, redemption, retirement or other taxable disposition of the notes by a Puerto Rico U.S. Holder who is a bona fide resident of Puerto Rico for purposes of Section 865(g)(1) of the US Code that constitutes capital gain (1) will constitute income from sources within Puerto Rico, (2) will qualify for the exclusion from the Puerto Rico U.S. Holder’s gross income pursuant to Section 933 of the US Code, and (3) will be exempt from United States federal income taxation provided that the notes do not constitute inventory in the hands of such Puerto Rico U.S. Holder, in each case unless such gain is effectively connected with the Puerto Rico U.S. Holder’s conduct of a trade or business within the United States. Also, no deduction or credit will be allowed that is allocable to or chargeable against amounts so excluded from the Puerto Rico U.S. Holder’s gross income.

Puerto Rico Corporations

In general, any gain derived by a Puerto Rico corporation from the sale, exchange, redemption, retirement or other taxable disposition of the notes (whether constituting ordinary income or capital gain) will not, in the hands of the Puerto Rico corporation, be subject to United States federal income tax if the gain is not effectively connected with a United States trade or business of the Puerto Rico corporation and the Puerto Rico corporation is not treated as a domestic corporation for purposes of the US Code. The US Code provides special rules for Puerto Rico corporations that are “controlled foreign corporations,” “personal holding companies” or “passive foreign investment companies.”

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the notes.

Information Reporting and Backup Withholding

For non-corporate U.S. Holders, information reporting requirements on IRS Form 1099 generally will apply with respect to interest payments (except for interest payments paid to certain Puerto Rico U.S. Holders who provide documentation regarding their status as Puerto Rico U.S. Holders), and the payment of proceeds from the sale of the notes effected at a United States office of a broker.

Additionally, backup withholding may apply to payments in respect of the notes if: (i) a holder fails to provide an accurate taxpayer identification number; (ii) Popular, Inc. is notified by the IRS that the holder has failed to report all interest and dividends required to be shown on such holder’s United States federal income tax returns; or (iii) in certain circumstances, the holder fails to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. Holder’s United States federal income tax liability and may be refunded, provided the required information is furnished to the IRS in a timely manner.

Estate and Gift Taxation

The transfer of the notes by inheritance or gift by an individual who was domiciled in Puerto Rico at the time of his or her death or at the time of the gift will not be subject to U.S. federal estate and gift tax if the individual was a citizen of the United States who acquired his or her citizenship solely by reason of birth or residence in Puerto Rico. Other individuals should consult their own tax advisors in order to determine the appropriate treatment for U.S. federal estate and gift tax purposes of the transfer of the notes by death or gift.

Puerto Rico Taxation

The following discussion does not intend to cover all aspects of Puerto Rico taxation that may be relevant to a purchaser of notes in light of the purchaser’s particular circumstances, or to purchasers subject to special rules of taxation, such as partnerships or entities that are treated as partnerships for Puerto Rico income tax purposes, “Special Partnerships,” “Subchapter E Corporations” (Corporations of Individuals), life insurance companies, registered investment companies, tax exempt organizations, estates and trusts.

For purposes of the discussion below, a “Puerto Rico corporation” is a corporation organized under the laws of Puerto Rico and a “foreign corporation” is a corporation organized under the laws of a jurisdiction other than Puerto Rico. Corporations organized under the laws of the United States or any of the states of the United States are considered “foreign corporations” for Puerto Rico income tax purposes.

Taxation of Interest Paid or Accrued on the Notes

General

A holder of the notes using the accrual method of accounting to determine its taxable income will be required to recognize the interest income accrued on the notes in the holder’s taxable year in which such interest accrues. The subsequent receipt of payments of interest previously accrued shall not constitute taxable income when received by such accrual basis holder.

A holder of the notes using the cash basis method of accounting to determine its taxable income will be required to recognize the interest income on the notes in the holder’s taxable year in which such interest is actually or constructively received by the holder thereof.

The following discussion regarding the income taxation of interest on the notes received by individuals not residents of Puerto Rico (except United States citizens not residents of Puerto Rico) and foreign corporations not engaged in a trade or business in Puerto Rico assumes that interest will constitute income from sources within Puerto Rico. Generally, for Puerto Rico income tax purposes, the interest paid or accrued on indebtedness issued by a Puerto Rico corporation such as Popular, Inc. will constitute income from sources within Puerto Rico unless the corporation derived less than 20% of its gross income from sources within Puerto Rico for the three taxable years preceding the year of payment of the interest. Popular, Inc. has represented that it has derived more than 20% of its gross income from Puerto Rico sources on an annual basis since its incorporation in 1984 and expects to continue to derive in the future more than 20% of its gross income from Puerto Rico sources on an annual basis. However, there can be no assurance that Popular, Inc. or any legal successor to Popular, Inc. will be able to meet the Puerto Rico source of income requirements during the time that the notes are outstanding. The interest from bonds, notes or other interest bearing obligations received by a United States citizen not resident of Puerto Rico is deemed not to be from sources within Puerto Rico.

Individual Residents of Puerto Rico and Puerto Rico Corporations

Puerto Rico resident individuals and Puerto Rico corporations will be taxed in Puerto Rico on their interest income received or accrued on the notes at the regular income tax rates provided by the PR Code on ordinary income, which may be up to 33% in the case of individual residents and 39% in the case of Puerto Rico corporations.

Puerto Rico resident individuals and Puerto Rico corporations are subject to alternative minimum tax if their regular tax liability is less than the alternative minimum tax liability. In the case of Puerto Rico resident individuals, the alternative minimum tax rates range from 10% to 24% depending on the alternative minimum tax net income. In the case of Puerto Rico corporations, the alternative minimum tax has two components: (i) a minimum tax of 30% on the income subject to regular tax, including interest income on the notes but excluding long-term capital gains recognized on the disposition of the notes, plus certain adjustments; plus (ii) in the case of Puerto Rico corporations having gross revenues of $1,000,000 or more, an additional tax based on gross revenues, including interest income on the notes and capital gains recognized on the disposition of the notes, at rates ranging from .2% to .85% depending on the level of gross revenues. See “Puerto Rico Taxation — Pending Puerto Rico Legislation and Special Withholding Considerations” below.

United States Citizens not Residents of Puerto Rico

U.S. citizens not residents of Puerto Rico are not subject to Puerto Rico income or withholding taxation on their interest income received or accrued on the notes.

Individuals not Citizens of the United States and not Residents of Puerto Rico

Individuals not citizens of the United States and not residents of Puerto Rico and who are not engaged in a trade or business in Puerto Rico are not subject to Puerto Rico income tax or withholding on the interest income received on the notes, provided such holders, individually, do not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular, Inc. See “Puerto Rico Taxation — Pending Puerto Rico Legislation and Special Withholding Considerations” below.

Foreign Corporations

The income taxation of interest income received or accrued on the notes by a foreign corporation will depend upon whether or not the corporation is engaged in a trade or business in Puerto Rico.

A foreign corporation that is not engaged in a trade or business in Puerto Rico is not subject to Puerto Rico income or withholding taxation on its interest income received on the notes, provided such foreign corporation does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular, Inc. and provided Popular, Inc. does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of such foreign corporation. See “Puerto Rico Taxation — Pending Puerto Rico Legislation and Special Withholding Considerations” below.

A foreign corporation that is engaged in a trade or business in Puerto Rico will be subject to Puerto Rico corporate income tax on the interest income received or accrued on the notes at the regular income tax rates provided by the PR Code on ordinary income, which may be up to 39%, in the same manner and terms applicable to Puerto Rico corporations. Foreign corporations engaged in trade or business in Puerto Rico are subject to alternative minimum tax on their Puerto Rico source or effectively connected income in the same manner as Puerto Rico corporations if their regular tax liability is less than the alternative minimum tax liability.

In general, foreign corporations that are engaged in a trade or business in Puerto Rico are also subject to a 10% branch profit tax when the Puerto Rico source or effectively connected income is deemed to have been repatriated outside Puerto Rico.

Taxation of Gain upon Sales, Exchanges, Redemptions, Retirements or Other Taxable Dispositions of Notes

General

The sale, exchange, redemption, retirement or other taxable disposition of a note prior to maturity generally will give rise to gain or loss equal to the difference between the amount realized on such disposition and the adjusted tax basis of the note in the hands of the holder. The tax basis in a note will be, in general, the cost of the note to the holder. The gain required to be recognized on the disposition of the notes will be considered ordinary income up to the amount of interest accrued on the notes to the date of disposition to the extent such interest has not been previously recognized as income while the holder was the owner of the notes, with the excess being recognized as a capital gain or loss if the notes are held as a capital asset by the holder. Any such capital gain or loss will be a long-term capital gain or loss if the holder’s holding period of the notes exceeds six months. Capital losses cannot be applied to offset ordinary income for Puerto Rico income tax purposes, except in a few limited cases. See “Puerto Rico Taxation — Pending Puerto Rico Legislation and Special Withholding Considerations” below.

Individual Residents of Puerto Rico and Puerto Rico Corporations

Any gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes by an individual resident of Puerto Rico or a Puerto Rico corporation will generally be required to be recognized as gross income and will be subject to income tax at the regular income tax rates provided by the PR Code on ordinary income, which may be up to 33% in the case of individual residents and 39% in the case of Puerto Rico corporations. However, to the extent such gain constitutes a long term capital gain, it will be eligible to be taxed in Puerto Rico at a maximum 10% tax rate in the case of Puerto Rico resident individuals or at a 15% tax rate in the case of Puerto Rico corporations. See “Puerto Rico Taxation — Pending Puerto Rico Legislation and Special Withholding Considerations” below.

Any such capital gain recognized by Puerto Rico resident individuals and Puerto Rico corporations will be subject to alternative minimum tax. See “Taxation of Interest Paid or Accrued on the Notes — Individual Residents of Puerto Rico and Puerto Rico Corporations.”

United States Citizens not Residents of Puerto Rico

A United States citizen who is not a resident of Puerto Rico will not be subject to Puerto Rico income tax to neither: (i) such part of the gain that represents interest; nor (ii) such part of the gain that represents gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes that constitutes capital gain.

Individuals not Citizens of the United States and not Residents of Puerto Rico

An individual who is not a citizen of the United States and who is not a resident of Puerto Rico will be subject to the rules described above under “— United States Citizens not Residents of Puerto Rico.” However, the part of the gain that represents interest and constitutes ordinary income should not be subject to Puerto Rico income or withholding taxation, provided such holder, individually, does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular, Inc. See “Puerto Rico Taxation — Pending Puerto Rico Legislation and Special Withholding Considerations” below.

Foreign Corporations

A holder which is a foreign corporation that is not engaged in a trade or business in Puerto Rico will generally not be subject to Puerto Rico income tax on any capital gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes. The part of the gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes by a foreign corporation not engaged in a trade or business in Puerto Rico that represents ordinary income based on the interest accrued on the notes as of the date of the sale, exchange, redemption, retirement or other taxable disposition should not be subject to Puerto Rico income or withholding taxation provided such foreign corporation, individually, does not own, directly or indirectly, 50% or more of the value of all the issued and outstanding shares of stock of Popular, Inc. and provided Popular, Inc. does not own directly or indirectly 50% or more of the value of such holder’s stock. See “Puerto Rico Taxation — Pending Puerto Rico Legislation and Special Withholding Considerations” below.

A holder which is a foreign corporation that is engaged in a trade or business in Puerto Rico will generally not be subject to Puerto Rico corporate income tax on any part of the gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes that constitutes capital gain unless the gain is deemed to be effectively connected with a trade or business of such holder in Puerto Rico. The part of the gain that does not constitute capital gain since it is based on the interest accrued on the notes as of the date of the sale, exchange, redemption, retirement or other taxable disposition will be taxable as ordinary income. Foreign corporations engaged in trade or business in Puerto Rico are subject to alternative minimum tax on their Puerto Rico source or effectively connected income in the same manner as Puerto Rico corporations if their regular tax liability is less than the alternative minimum tax liability.

In general, a holder of the notes which is a foreign corporation that is engaged in a trade or business in Puerto Rico will also be subject to a 10% branch profits tax when the Puerto Rico source or effectively connected income is deemed to have been repatriated outside Puerto Rico.

Pending Puerto Rico Legislation and Special Withholding Considerations

Presently, the Legislature of Puerto Rico is considering legislation (the “Proposed Legislation”) that, if approved and signed into law, will affect the Puerto Rico income taxation on the interest paid to, and capital gains realized by, certain holders of the notes. The Proposed Legislation has been approved by both, the House of Representatives and the Senate, but with differences in its provisions. Therefore, the Proposed Legislation will be subject to the conferencing procedures to reconcile the differences between both versions. The reconciled version, if any, needs to be approved by each legislative body by June 30, 2014. The approved reconciled version will need to be signed by the Governor of Puerto Rico in order to become law.

If the Proposed Legislation becomes law in the version approved by the House of Representatives (the “House Version”), then:

(i)	individuals not citizens of the United States not engaged in trade or business in Puerto Rico and not owning 50% or more of the value of all the issued and outstanding shares of stock of Popular, Inc. will be subject to a 10% Puerto Rico income tax on interest on the notes paid after June 30, 2014. Popular, Inc. will be required to withhold at source such 10% Puerto Rico income tax;

(ii)	foreign corporations not engaged in trade or business in Puerto Rico and not owning 50% or more of the value of all the issued and outstanding shares of stock of Popular, Inc. will be subject to a 10% Puerto Rico income tax on interest on the notes paid after June 30, 2014. Popular, Inc. will be required to withhold at source such 10% Puerto Rico income tax;

(iii)	capital gains on the sale, exchange, redemption, retirement or other taxable disposition of the notes occurring after June 30, 2014 will constitute long term capital gains if the holder’s holding period of the notes exceeds one (1) year and capital losses may only offset 90% of capital gains;

(iv)	the maximum tax rate on long-term capital gains required to be recognized after December 31, 2013 will be increased from 10% to 15% in the case of Puerto Rico resident individuals and from 15% to 25% in the case of Puerto Rico corporations;

(v)	in the case of holders described in (i) and (ii) above, the portion of any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes that represents interest on the notes accrued after June 30, 2014 and constitutes ordinary income will be subject to a 10% Puerto Rico income tax; and

(vi)	Effective for taxable years commencing after December 31, 2013, the gross revenue component of the alternative minimum tax imposed on Puerto Rico corporations is eliminated with respect to Puerto Rico corporations having gross revenues of less than $1,000,000,000 and replaced by a separate gross receipts tax (in addition to the income tax and/or alternative minimum tax) on Puerto Rico corporations having gross revenues of $3,000,000 or more and less than $1,000,000,000 at rates ranging from .5% to .80%. The gross revenues will include interest income on the notes and capital gains recognized on the disposition of the notes.

If the Proposed Legislation becomes law in the version approved by the Senate (the “Senate Version”), then:

(i)	individuals not citizens of the United States not engaged in trade or business in Puerto Rico and not owning 50% or more of the value of all the issued and outstanding shares of stock of Popular, Inc. will continue not to be subject to Puerto Rico income tax or withholding on interest income received on the notes;

(ii)	foreign corporations not engaged in trade or business in Puerto Rico and not owning 50% or more of the value of all the issued and outstanding shares of stock of Popular, Inc. will continue not to be subject to Puerto Rico income tax or withholding on interest income received on the notes;

(iii)	capital gains on the sale, exchange, redemption, retirement or other taxable disposition of the notes occurring after June 30, 2014 will constitute long term capital gains if the holder’s holding period of the notes exceeds one (1) year and capital losses may only offset 90% of capital gains;

(iv)	the maximum tax rate on long-term capital gains required to be recognized on sales, exchanges, redemptions, retirement or other taxable dispositions of the notes occurring after June 30, 2014 will be increased from 10% to 15% in the case of Puerto Rico resident individuals and from 15% to 20% in the case of Puerto Rico corporations;

(v)	in the case of holders described in (i) and (ii) above, the portion of any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes that represents interest on the notes accrued after June 30, 2014 will continue not to be subject to Puerto Rico income or withholding taxation; and

(vi)	The alternative minimum tax imposed on Puerto Rico corporations will continue to have the gross revenue component, which will include interest income on the notes and capital gains on the disposition of the notes, but such gross revenue component will apply to Puerto Rico corporations having gross revenues of $3,000,000 or more and the tax rates will range from .5% to .85%.

As indicated above, if the House Version of the Proposed Legislation becomes law, interest on the notes will be subject to withholding at source if paid to (A) individuals not citizens of the United States not engaged in trade or business in Puerto Rico and not owning 50% or more of the value of all the issued and outstanding shares of stock of Popular, Inc.; and/or (B) foreign corporations not engaged in trade or business in Puerto Rico and not owning 50% or more of the value of all the issued and outstanding shares of stock of Popular, Inc. However, because the notes are being issued in global form through the book entry system of DTC, unless a different specific procedure is authorized by the PR Treasury, a 10% Puerto Rico income tax will be withheld at source on interest payments to all holders of the notes. Such Puerto Rico income tax withholding will generally entitle holders of the notes to receive an additional interest amount from Popular, Inc. so that such holders will receive the full amount of interest payment that such holders would have been entitled to receive in absence of such withholding. See “Description of the Notes — Additional Amounts.” In addition, U.S. citizens not residents of Puerto Rico will be entitled to request a refund from the PR Treasury for the full amount of the 10% Puerto Rico income tax withheld at source on interest payments on the notes.

Estate and Gift Taxation

The transfer of the notes by inheritance by an individual who is domiciled in Puerto Rico at the time of his or her death will not be subject to estate tax if the individual is a citizen of the United States who acquired his or her citizenship solely by reason of birth or residence in Puerto Rico. The transfer of the notes by gift by an individual who is a resident of Puerto Rico at the time of the gift will not be subject to gift tax.

Individuals who are not domiciled in Puerto Rico should consult their own tax advisors in order to determine the appropriate treatment for Puerto Rico estate and gift tax purposes of the transfer of the notes by death or gift.

Municipal License Taxation

Individuals and corporations that are not engaged in a trade or business in Puerto Rico will not be subject to municipal license tax on interest paid on the notes or on any gain realized on the sale or exchange of the notes.

Individuals, residents or nonresidents, and corporations, Puerto Rico or foreign, that are engaged in a trade or business in Puerto Rico will generally be subject to municipal license tax on interest income paid or accrued on the notes and on the gain realized on the sale or exchange of the notes if the interest or gain are attributable to that trade or business. The municipal license tax is imposed on the volume of business of the taxpayer, and the tax rates range from a maximum of 1.5% for financial businesses to a maximum of 0.5% for other businesses.

Property Taxation

The notes will not be subject to Puerto Rico property tax.

UNDERWRITING (CONFLICT OF INTEREST)

Popular, Inc. and the underwriters for the offering named below, for whom J.P. Morgan Securities LLC is acting as sole representative, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase the amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$360,000,000
Goldman, Sachs & Co.	22,500,000
Barclays Capital Inc.	6,137,000
Credit Suisse Securities (USA) LLC	6,137,000
Deutsche Bank Securities Inc.	6,137,000
Drexel Hamilton, LLC	6,137,000
Guggenheim Securities, LLC	6,136,000
Keefe, Bruyette & Woods, Inc.	6,136,000
Nomura Securities International, Inc.	6,136,000
Popular Securities LLC	6,136,000
RBC Capital Markets, LLC	6,136,000
Sandler O’Neill & Partners, L.P.	6,136,000
Wells Fargo Securities, LLC	6,136,000

Total	$450,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a price that represents a concession not in excess of 1.00% of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than 0.25% of the principal amount of the notes to other dealers. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange or have the notes quoted on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the notes after the completion of this offering but are not obligated to do so and may discontinue market making at any time without notice to or the consent of existing noteholders. No assurance can be given as to the development, maintenance or liquidity of any trading market for the notes.

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Popular, Inc. has agreed that it will not offer or sell any debt securities issued or guaranteed by it having a tenor of more than one year to and including the settlement date of the notes without the prior written consent of the representative.

We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $500,000.

Conflict of Interest

Popular Securities LLC, a wholly owned subsidiary of Popular, Inc. and a broker-dealer registered with the Financial Industry Regulatory Authority, or FINRA, will participate in the distribution of securities in connection with this offering. Therefore, Popular Securities LLC will have a “conflict of interest” as defined by FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with Rule 5121. Neither J.P. Morgan Securities LLC, who is acting as a lead underwriter, nor any affiliates of J.P. Morgan Securities LLC, has a conflict of interest as defined in Rule 5121. Therefore, a Qualified Independent Underwriter will not be necessary for this offering.

No underwriter having a Rule 5121 conflict of interest will confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Popular, Inc. has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments they are required to make in respect thereof.

European Economic Area

This prospectus supplement and the accompanying prospectus are not prospectuses for the purpose of the Prospectus Directive as implemented in Member States of the European Economic Area.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State may not be made other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only be offered in the United Kingdom:

•	where the applicable underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	where the applicable underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely upon Pietrantoni Méndez & Alvarez LLC for all matters of Puerto Rico law. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

POPULAR, INC.

Senior Debt Securities Subordinated Debt Securities Junior Subordinated Debt Securities Preferred Stock Common Stock Warrants Purchase Contracts Depositary Shares Units of Popular, Inc.	Senior Debt Securities Subordinated Debt Securities Junior Subordinated Debt Securities of Popular North America, Inc. Fully and unconditionally guaranteed as described herein by Popular, Inc.	Capital Securities of Popular Capital Trust IV Fully and unconditionally guaranteed as described herein by Popular, Inc.

Capital Securities of

Popular North America

Capital Trust II and

Popular North America

Capital Trust III

Fully and unconditionally

guaranteed as described herein by

Popular North

America, Inc. and

Popular, Inc.

Popular, Inc. from time to time may offer to sell senior or subordinated debt securities, preferred stock, either separately or represented by depositary shares, common stock, warrants and purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Popular, Inc. or debt or equity securities of one or more other entities. Popular Inc.’s common stock is listed on the NASDAQ Global Select Market and trades under the ticker symbol “BPOP”.

Popular Capital Trust IV, Popular North America Capital Trust II and Popular North America Capital Trust III may offer and sell capital securities, in one or more offerings. Capital securities are preferred securities representing preferred beneficial interests in the applicable issuer trust.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, including Popular Securities, Inc., a broker-dealer subsidiary of Popular, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered and the specific manner in which they may be offered will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts but are unsecured obligations of Popular or of one of the trusts referred to above, and may involve investment risks, including possible loss of principal. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Prospectus dated June 19, 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or the trusts may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus gives you a general description of the securities that we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA.” A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room described under “Where You Can Find More Information.”

When you acquire any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference herein and therein. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the trusts, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the trusts are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the trusts may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, we or the trusts may sell the securities directly or through dealers or agents designated from time to time. If we or the trusts, directly or through agents, solicit offers to purchase the securities, we and the trusts reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell the securities on terms described in the applicable prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act.”

References in this prospectus to the “Company,” “Popular,” “Popular, Inc.,” “we,” “us” or “our” refer to Popular, Inc. and its subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Popular, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;

(3)	Current Reports on Form 8-K filed on February 16, 2012, February 23, 2012, April 23, 2012, May 2, 2012, May 21, 2012 and May 30, 2012;

(4)	Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before (1) the completion of the offering of the securities described in this prospectus and (2) the date any broker-dealer subsidiaries stop offering securities pursuant to the prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Enrique Martel, Corporate Communications, Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 009396-2708.

We have not included or incorporated by reference in this prospectus any separate financial statements of the trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our debt securities; and

•	we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.

We do not expect that the trusts will be required to file information with the SEC on an ongoing basis for as long as we continue to file our information with the SEC.

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

Certain statements in this prospectus are “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to Popular’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to expected earnings levels, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal proceedings and new accounting standards on Popular’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions are generally intended to identify forward-looking statements.

These forward-looking statements involve certain risks, uncertainties, estimates and assumptions by management. Various factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those contemplated by such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	the rate of growth in the economy and employment levels, as well as general business and economic conditions;

•	changes in interest rates, as well as the magnitude of such changes;

•	the fiscal and monetary policies of the federal government and its agencies;

•	changes in federal bank regulatory and supervisory policies, including required levels of capital;

•	the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) on our businesses, business practices and cost of operations;

•	regulatory approvals that may be necessary to undertake certain actions or consummate strategic transactions such as acquisitions and dispositions;

•	the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located;

•	the performance of the stock and bond markets;

•	competition in the financial services industry;

•	additional Federal Deposit Insurance Corporation (“FDIC”) assessments; and

•	possible legislative, tax or regulatory changes.

Other possible events or factors that could cause results or performance to differ materially from those expressed in these forward-looking statements include the following: negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; changes in interest rates and market liquidity which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; adverse movements and volatility in debt and equity capital markets; changes in market rates and prices which may adversely impact the value of financial assets and liabilities; liabilities resulting from litigation and regulatory investigations; changes in accounting standards, rules and interpretations; increased competition; our ability to grow our core businesses; decisions to downsize, sell or close units or otherwise change our business mix; and management’s ability to identify and manage these and other risks. Moreover, the outcome of legal proceedings we face is inherently uncertain and depends on judicial interpretations of law and the findings of regulators, judges and juries.

All forward-looking statements included in this prospectus are based upon information available to Popular as of the date of this document, and we assume no obligation to update or revise any such forward-looking statements.

POPULAR, INC.

Popular is a diversified, publicly-owned financial holding company, registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Headquartered in San Juan, Puerto Rico, Popular offers financial services in Puerto Rico, the mainland United States and the U.S. and British Virgin Islands. Popular also owns approximately a 49% interest in EVERTEC, which provides transaction processing services in the Caribbean and Latin America. As of March 31, 2012, Popular had approximately $37.0 billion in assets, $27.2 billion in deposits and $4.0 billion in stockholders’ equity. Our executive offices are located at 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and our telephone number is (787) 765-9800.

Popular is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries and from dividends received from certain of its equity method investments. Popular’s subsidiaries that operate in the banking business are required to obtain approval from the Federal Reserve System and their respective applicable state banking regulator prior to declaring or paying dividends to the Corporation. Furthermore, they can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and regulators. Popular’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Popular must also maintain required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Popular to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Popular or its shareholders or creditors.

Banco Popular De Puerto Rico

Our principal bank subsidiary, Banco Popular de Puerto Rico (“Banco Popular” or the “Bank”), was organized in 1893 and is Puerto Rico’s largest bank with consolidated total assets of $27.6 billion, deposits of $21.1 billion and stockholder’s equity of $2.7 billion at March 31, 2012. The Bank accounted for 75% of the total consolidated assets of the Company at March 31, 2012. Banco Popular has the largest retail franchise in Puerto Rico, with 176 branches and 612 automated teller machines, and has the largest trust operation in Puerto Rico. The Bank also operates eight branches in the U.S. Virgin Islands, one branch in the British Virgin Islands and one branch in New York. Banco Popular’s deposits are insured under the Deposit Insurance Fund (“DIF”) of the Federal Deposit Insurance Corporation (the “FDIC”). Banco Popular has two principal subsidiaries, Popular Auto, Inc., a vehicle and equipment financing, leasing and daily rental company, and Popular Mortgage, Inc., a mortgage loan company with 37 offices in Puerto Rico. In addition, Banco Popular has various subsidiaries holding specific assets acquired in satisfaction of loans for real estate development projects and commercial loans.

Our Puerto Rico operations also include financial advisory, investment and securities brokerage services for institutional and retail customers through Popular Securities, Inc., a wholly-owned subsidiary of Popular, Inc. Popular Securities, Inc. is a securities broker-dealer with operations in Puerto Rico. As of March 31, 2012, Popular Securities had $354 million in total assets and $4.7 billion in assets under management.

We offer insurance and reinsurance services through Popular Insurance, Inc., a general insurance agency, and Popular Life RE, a reinsurance company, with total revenues of $26.6 million and $17.6 million, respectively, for the year ended December 31, 2011. We also own Popular Risk Services, Inc., an insurance broker, and Popular Insurance V.I., Inc., an insurance agency operating in the Virgin Islands.

POPULAR NORTH AMERICA, INC.

Popular North America, Inc. (“PNA”), a wholly owned subsidiary of Popular, Inc., was organized in 1991 under the laws of the State of Delaware and is a registered bank holding company under the BHC Act. PNA functions as a holding company for Popular, Inc.’s mainland U.S. operations. As of March 31, 2012, PNA had one principal subsidiary, Banco Popular North America (“BPNA”), a full service commercial bank incorporated in the State of New York that operates under the name Popular Community Bank.

In addition, BPNA owns all of the outstanding stock of E-LOAN, Popular Equipment Finance, Inc., and Popular Insurance Agency USA, Inc. E-LOAN’s business currently consists solely of providing an online platform to raise deposits for BPNA. At March 31, 2012, E-LOAN’s total assets amounted to $413 million. Popular Equipment Finance, Inc. sold a substantial portion of its lease financing portfolio during 2009 and also ceased originations as part of the BPNA restructuring plan implemented in late 2008. As a result of these initiatives, the total assets of Popular Equipment Finance, Inc. were reduced to $13 million at March 31, 2012. Popular Insurance Agency USA, Inc. acts as an insurance agent or broker for issuing insurance across the BPNA branch network. Total revenues of Popular Insurance Agency USA, Inc. for the year ended December 31, 2011 totaled $6.1 million.

Popular North America, Inc.’s principal executive offices are located at 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, and its telephone number is (787) 765-9800.

Condensed consolidated financial information of Popular, Inc. with separate columns for Popular, Inc., Popular North America, Inc., Popular International Bank, Inc., other subsidiaries of Popular, Inc. on a combined basis, consolidated adjustments and the total consolidated amounts are included in the notes to Popular, Inc.’s consolidated financial statements that are incorporated by reference.

POPULAR AND POPULAR NORTH AMERICA CAPITAL TRUSTS

Popular Capital Trust IV, Popular North America Capital Trust II and Popular North America Capital Trust III are statutory trusts formed under Delaware law by:

•	the execution of a declaration of trust and trust agreement by Popular or Popular North America, as depositor, and certain of the trustees of the trusts, and

•	the filing of a certificate of trust with the Secretary of State of the State of Delaware.

The capital securities offered hereby will constitute all of the capital securities of the trusts. Popular, or one of its affiliates, will acquire all of the common securities of the trusts.

Popular or one of its affiliates will pay all fees and expenses related to the trusts and the offering of the common securities and the capital securities.

RISK FACTORS

Before investing in any securities offered thereby, you should consider carefully each of the risk factors set forth under “Risk Factors” in our most recently filed Annual Report on Form 10-K and our most recently filed Quarterly Report on Form 10-Q. See “Where You Can Find More Information” in this prospectus.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Information About Our Debt Securities

Two different issuers may offer debt securities using this prospectus: Popular, Inc. and Popular North America, Inc. In this section, we use “we” when referring to the issuers collectively and “the issuer” when referring to the particular company that issues a particular debt security or series of debt securities.

As required by U.S. federal law for all debt securities of companies that are publicly offered, the debt securities issued under this prospectus are governed by documents called indentures. The indentures are contracts between us and The Bank of New York Mellon, which currently acts as trustee under each of the indentures. The trustee has two main roles:

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First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described below under “— Default and Remedies”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt security to a new buyer if you sell and sending you notices.

The indentures permit us to issue different series of debt securities from time to time. We may issue debt securities in such amounts, at such times and on such terms as we wish. The debt securities will differ from one another in their terms.

Popular, Inc. may issue senior debt securities under an indenture dated as of February 15, 1995, as supplemented by the First Supplemental Indenture dated as of May 8, 1997 and as further supplemented by the Second Supplemental Indenture dated as of August 5, 1999 and the Third Supplemental Indenture dated as of September 10, 2008, in each case between Popular, Inc. and the trustee. Popular, Inc. may issue subordinated debt securities under an indenture dated as of November 30, 1995 between Popular, Inc. and the trustee. Popular North America, Inc. may issue senior debt securities under an indenture dated as of October 1, 1991, as supplemented by the First Supplemental Indenture dated as of February 28, 1995, the Second Supplemental Indenture dated as of May 8, 1997 and the Third Supplemental Indenture dated as of August 5, 1999, in each case among Popular, Inc., Popular North America, Inc. and the trustee. If Popular North America, Inc. issues subordinated debt securities, it will enter into an appropriate indenture with a trustee.

The indentures mentioned in the previous paragraph are referred to collectively as the indentures. The debt securities issued under the indentures referred to in the previous paragraph are referred to collectively as the debt securities. The senior debt securities of Popular, Inc. and Popular North America, Inc. are referred to collectively as the senior debt securities and the subordinated debt securities of Popular, Inc. and Popular North America, Inc. are referred to collectively as the subordinated debt securities. A copy or form of each indenture is filed as an exhibit to the registration statement relating to the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not afford holders of the debt securities protection in the event of a recapitalization, restructuring or other highly leveraged transaction.

This section summarizes the material terms that will apply generally to a series of debt securities. Each particular debt security will have financial and other terms specific to it, and the specific terms of each debt security will be described in a prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your debt security.

Amounts That We May Issue

The indentures do not limit the aggregate amount of debt securities that we may issue, nor do they limit the aggregate amount of any particular series. The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described under “— Restrictive Covenants” below.

How the Debt Securities Rank Against Other Debt

Unless otherwise specified in the prospectus supplement, the debt securities will not be secured by any property or assets of the issuers. Thus, by owning a debt security, you are one of the unsecured creditors of the issuer of your debt security. The senior debt securities will not be subordinated to any of our other debt obligations. This means that in a bankruptcy or liquidation proceeding against the issuer, the senior debt securities would rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the issuer. The subordinated debt securities may be subordinated to any of our other debt obligations as described in “— Special Terms Relating to the Subordinated Debt Securities” below.

This Section Is Only a Summary

The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. The indentures and the debt securities are governed by New York law. A copy of each indenture or form of indenture has been filed with the SEC as part of our registration statement.

Because this section and your prospectus supplement provide only a summary, they do not describe every aspect of the indentures and your debt security. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of certain terms used in the indentures. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures. In this section, however, we describe the meaning for only the more important of those terms.

Features Common to All Debt Securities

Stated Maturity and Maturity

The day on which the principal amount of your debt security is scheduled to become due and payable is called the stated maturity of the principal and is specified in your prospectus supplement. The principal may become due sooner, by reason of redemption or acceleration after a default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security will be payable in a currency, composite currency or basket of currencies specified in your prospectus supplement.

We call this currency, composite currency or basket of currencies a specified currency. The specified currency for your debt security will be U.S. dollars unless your prospectus supplement states otherwise. A specified currency may include the euro. Some debt securities may have different specified currencies for principal and interest.

You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the dealer or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or between you and that dealer or dealers. We will make payments on your debt securities in the specified currency, except as otherwise described in your prospectus supplement.

Types of Debt Securities

We may issue the following types of debt securities:

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Fixed Rate Debt Securities. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

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Floating Rate Debt Securities. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be described in your prospectus supplement.

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Indexed Debt Securities. A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more currencies, commodities or stocks, including baskets of stocks and stock indices, or to any other index described in the applicable prospectus supplement. If you are a holder of an indexed debt security, you may receive a principal amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. That value may fluctuate over time. Some indexed debt securities may also be exchangeable, at the option of the holder or the applicable issuer, into stock of an issuer other than the issuer of the indexed debt securities. If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. If you purchase a security exchangeable into stock of an issuer other than the issuer of the indexed debt securities, your prospectus supplement will include information about the issuer and may also tell you where additional information about the issuer is available.

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity.

Information in your Prospectus Supplement

Your prospectus supplement will describe one or more of the following terms of your debt security:

•	the issuer of the series of debt securities;

•	the title of the series of debt securities;

•	the stated maturity;

•	whether your debt security is a senior or subordinated debt security;

•	the specified currency or currencies for principal and interest, if not U.S. dollars; and

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date.

If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Popular Securities, Inc. or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original issuance and sale of the note.

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security, and also whether it is an original issue discount debt security;

•	if your debt security is a fixed rate debt security, the rate at which your debt security will bear interest, if any, the regular record dates and the interest payment dates;

•

if your debt security is a floating rate debt security, the interest rate basis; any applicable index, currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the calculation agent;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•

if your debt security is an indexed debt security, the principal amount the issuer will pay you at maturity, the amount of interest, if any, the issuer will pay you on an interest payment date or the formula the issuer will use to calculate these amounts, if any, and whether your debt security will be exchangeable for or payable in stock of an issuer other than the issuer of the indexed debt security or other property;

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whether your debt security may be redeemed or repaid by the issuer at our or the holder’s option before the stated maturity and, if so, other relevant terms such as the redemption or repayment commencement date, specific redemption or repayment date(s), redemption or repayment period(s) and redemption or repayment price(s), all of which we describe under “— Redemption and Repayment” below;

•	whether we will issue or make available your debt security in non-book-entry form;

•	the denominations in which securities will be issued (if other than integral multiples of U.S. $1,000); and

•	any other terms of your debt security that are consistent with the provisions of the indentures.

Legal Ownership of Securities

Please note that in this prospectus, the term “holders” means those who own securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in securities registered in “street name” or in securities issued in book-entry form through The Depository Trust Company.

We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the holders of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form, which we refer to as book-entry securities, or in street name will be indirect owners.

Book-Entry Owners

Securities represented by one or more global securities are registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the indentures, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for book-entry securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants make these payments under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in global securities will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as debt securities are issued in global form, investors will be indirect owners, and not holders, of the securities. More information regarding the depositary, participants and indirect owners is described below under “— Special Considerations for Global Debt Securities — Information Relating to DTC.”

Street Name Owners

We may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the holders of securities. We do not have obligations to investors who hold beneficial interests in street name, in global securities or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we issue the securities only in global form.

For example, once we make payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indentures or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the securities. Whether and how the holders contact the indirect owners is up to the holders.

What is a Global Debt Security?

We may issue each debt security only in book-entry form. Each debt security issued in book-entry form will be represented by a global debt security that we will deposit with and register in the name of a financial institution, or its nominee, that we select. The financial institution that we select for this purpose is called the depositary. Unless we say otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global debt security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global debt security will have the same terms. We may, however, issue a global debt security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global debt security a master global debt security.

A global debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted to own only beneficial interests in a global debt security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a legal holder of the debt security, but only an indirect owner of a beneficial interest in the global debt security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in “global form only,” then the debt security will be represented by a global debt security at all times unless and until the global debt security is terminated under one of the special situations described below under “— Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated.” The global debt security may be a master global debt security, although your prospectus supplement will not indicate whether it is a master global debt security.

Special Considerations for Global Debt Securities

As an indirect owner, an investor’s rights relating to a global debt security will be governed by the account rules of the investor’s financial institution or any intermediary of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a legal holder of debt securities and instead deal only with the depositary, or its nominee, that holds the global debt security.

If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

•

An investor cannot cause the debt securities registered in his or her own name and cannot get non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

An investor will be an indirect owner and must look to his or her own bank or broker for payment deliveries on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Legal Ownership of Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to the investor’s interest in a global debt security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global debt security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global debt securities, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Information Relating to DTC

DTC will act as securities depository for the book-entry securities. The book-entry securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global debt security will be issued for each issue of book-entry securities, each in the aggregate principal amount of that issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one global debt security will be issued with respect to each $500 million of principal amount and an additional global debt security will be issued with respect to any remaining principal amount of that issue.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual acquirer of new securities is in turn to be recorded on the direct and indirect participants’ records. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the securities. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities unless authorized by a direct participant in accordance with its procedures. Under its usual procedures, DTC mails an omnibus proxy to the relevant agent or depositary as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the issuer, or the issuer’s relevant payment agent or the depositary for depositary shares, to Cede & Co., or such other nominee as requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding information from the issuer or the relevant payment agent or depositary, on the relevant payment date in accordance with their respective holdings. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant payment agent or depositary for depository shares or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant payment agent or depositary for depository shares, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Special Situations When a Global Debt Security Will Be Terminated

In a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global debt security transferred on termination to their own names, so that they will be legal holders. We have described the rights of holders and street name investors above under “— Legal Ownership of Securities.”

The special situations for termination of a global debt security are:

•

when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global debt security and we do not appoint another institution to act as depositary within 60 days;

•	when we notify the trustee that we wish to terminate that global debt security; or

•

when an event of default has occurred with regard to debt securities represented by that global debt security and has not been cured or waived; we discuss defaults below under “— Default and Remedies.”

When a global debt security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the holders of those debt securities.

Notices

Notices to be given to holders of a global note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

IN THE REMAINDER OF THIS DESCRIPTION “YOU” MEANS DIRECT HOLDERS AND NOT BOOK ENTRY, STREET NAME OR OTHER INDIRECT OWNERS OF DEBT SECURITIES.

Form, Exchange, Registration and Transfer

Debt securities may be issued:

•	only in fully registered form; and

•	without interest coupons.

Holders may exchange their non-global debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We will initially appoint the trustee to act as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any debt securities are redeemable and we redeem less than all those debt securities, we may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agent

The issuer will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security. The issuer will only be required to make payment of principal and interest at the office of the paying agent, except that at its option, it may pay interest by mailing a check to the holder. Unless we indicate otherwise in the applicable prospectus supplement, the issuer will pay interest to the person who is the holder at the close of business on the record date for that interest payment, even if that person no longer owns the debt security on the interest payment date.

We will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any fixed rate debt security and for any floating rate debt security.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise.

Paying Agent

We will specify the paying agent for payments with respect to debt securities of each series of debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we must maintain a paying agent in each place of payment for each series of debt securities.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to the issuer (or any guarantor) for payment and not to the trustee, any other paying agent or anyone else.

Prescription

Under New York’s statute of limitations, any legal action to enforce Popular’s payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Popular’s payment obligations will generally become unenforceable.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, except as described below, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. Notice of this redemption will be mailed to holders at the address that appears on the register of the redeemed debt securities.

If a debt security represented by a global debt security is repayable at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the rights to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

If the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent applicable.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

A change in law, regulation or interpretation could oblige Popular, Inc. to pay the additional amounts that are discussed below under “— Taxation by the Commonwealth of Puerto Rico.” If this happens, we will have the option of redeeming or repaying an entire series of the debt securities at our discretion after giving between 30 and 60 days’ notice to the holders at a redemption price of 100% of the principal amount of the notes with the accrued interest to the redemption date, or another redemption price specified in the applicable prospectus supplement.

Mergers and Similar Transactions

Each issuer is generally permitted to merge or consolidate with another entity. Each issuer is also permitted to sell its assets substantially as an entirety to another firm. An issuer may not take any of these actions, however, unless all the following conditions are met:

•	If the successor firm in the transaction is not the applicable issuer, the successor firm must expressly assume that issuer’s obligations under the debt securities, the guarantees and the indentures.

•

Immediately after the transaction, no default under the indentures or debt securities of that issuer has occurred and is continuing. For this purpose, “default under the indentures or debt securities” means an event of default or any event that would be an event of default if the requirements for giving us default notice and for the issuer’s default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default and Remedies.”

These conditions will apply only if an issuer wishes to merge, consolidate or sell its assets substantially as an entirety. An issuer will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which it acquires the stock or assets of another firm, any transaction that involves a change of control of it but in which it does not merge or consolidate and any asset sale that does not constitute a sale of its assets substantially as an entirety.

The meaning of the phrase “substantially as an entirety” as used above will be interpreted in connection with the facts and circumstances of the subject transaction and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of the assets of the issuer substantially as an entirety.

Restrictive Covenants

In the senior indentures, Popular, Inc. promises not to sell, transfer or otherwise dispose of any voting stock of Banco Popular or permit Banco Popular to issue, sell or otherwise dispose of any of its voting stock, unless, after giving effect to the transaction, Banco Popular remains a controlled subsidiary (as defined below), except as provided above under “— Mergers and Similar Transactions.”

In addition, Popular, Inc. may not permit Banco Popular to:

•	merge or consolidate, unless the survivor is a controlled subsidiary, or

•	convey or transfer its properties and assets substantially as an entirety, except to a controlled subsidiary.

The senior indentures define “voting stock” as the stock of the class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of a corporation. Stock that may vote only if an event occurs that is beyond the control of its holders is not considered voting stock under the senior indentures, whether or not the event has happened. “Controlled subsidiary” means any corporation of which an issuer owns more than 80% of the outstanding voting stock.

Popular, Inc. also promises in the senior indentures not to, nor to permit any material banking subsidiary to, create, incur or permit to exist any indebtedness for borrowed money secured by a lien or other encumbrance on the voting stock of any material banking subsidiary unless Popular, Inc.’s senior debt securities, Popular, Inc.’s Guarantees of Popular North America, Inc.’s senior debt securities and, at Popular, Inc.’s discretion, any other indebtedness with a right of payment equal to Popular, Inc.’s senior debt securities and Popular, Inc.’s guarantees of Popular North America, Inc.’s senior debt securities are secured on an equal basis. “Material banking subsidiary” means any controlled subsidiary chartered as a banking corporation under federal, state or Puerto Rico law that is a significant subsidiary of Popular, Inc. as defined in Rule 1-02 of Regulation S-X of the SEC. As of the date of this prospectus, Banco Popular de Puerto Rico and Banco Popular North America are the only material banking subsidiaries of Popular, Inc.

Liens imposed to secure taxes, assessments or governmental charges or levies are not restricted, however, provided they are:

•	not then due or delinquent;

•	being contested in good faith;

•	are less than $10,000,000 in amount;

•	the result of any litigation or legal proceeding which is currently being contested in good faith or which involves claims of less than $10,000,000; or

•	deposits to secure surety, stay, appeal or customs bonds.

The subordinated indentures do not contain similar restrictions.

Default and Remedies

Every year each issuer is required to send the trustee for its debt securities a report on its performance of its obligations under the senior indentures and the subordinated indentures and on any default. You will have special rights if an event of default with respect to your senior debt security occurs and is not cured, as described in this subsection.

Events of Default

Senior Indentures. With respect to your senior debt security, the term “event of default” means any of the following:

•	The issuer does not pay the principal or any premium, if any, on any senior debt security of that issuer on its due date;

•	The issuer does not pay interest on any senior debt security of that issuer within 30 days after its due date;

•	The issuer does not deposit a sinking fund payment with regard to any senior debt security of that issuer on its due date, but only if the payment is required in the applicable prospectus supplement;

•

The issuer remains in breach of its covenants described above under “— Restrictive Covenants,” or any other covenant it makes in the senior indentures for the benefit of the debt securities of that issuer, for 60 days after it receives a notice of default stating that it is in breach. However, the breach of a covenant that the senior indentures expressly impose only on a different series of senior debt securities than the series of which your senior debt security is a part will not be an event of default with respect to your senior debt security;

•

The issuer, the guarantor (when other than the issuer) or any material banking subsidiary of the issuer defaults under borrowed money debt (see below) totaling in excess of $10,000,000, its obligation to repay that debt is accelerated by our lenders and its repayment obligation remains accelerated, unless the debt is paid, the default is cured or waived or the acceleration is rescinded within 30 days after it receives a notice of default;

•

The issuer, the guarantor (when other than the issuer) or any material banking subsidiary of the issuer files for bankruptcy, or other events of bankruptcy, insolvency or reorganization relating to an issuer, the guarantor (when other than the issuer) or material banking subsidiary of the issuer occur; or

•	If your prospectus supplement states that any additional event of default applies to your senior debt security, that event of default occurs.

However, a notice of default as described in the fourth and fifth bullet points above must be sent by the trustee or the holders of at least 25% of the principal amount of senior debt securities of the series for those events to be events of default.

“Borrowed money debt” means any of the issuer’s indebtedness for borrowed money or the indebtedness of a material banking subsidiary of the issuer, other than the series of which your senior debt security is a part.

The trustee shall give notice of any default, but notice of a default with respect to a covenant as described in the fourth bullet point above will not be given until at least 30 days after it occurs.

Subordinated Indentures. With respect to your subordinated debt security, the term “event of default” means that a filing for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the issuer occurs. The subordinated indentures do not provide for any right of acceleration of the payment of principal upon a default in the payment of principal, premium or interest or in the performance of any covenant or agreement on a series of subordinated debt securities or on the subordinated indentures.

Remedies If an Event of Default Occurs

Under certain circumstances, the holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all the debt securities of that series. If this happens, the default will be treated as if it had not occurred.

Senior Indentures. If an event of default on the senior debt securities of any series has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare the entire principal amount of the senior debt securities of that series to be due immediately.

This situation is called an “acceleration of the maturity” of the senior debt securities. If the maturity of any senior debt securities of any series is accelerated, the holders of a majority in principal amount of the senior debt securities of that series affected by the acceleration may cancel the acceleration for all of those senior debt securities if the issuer has paid all amounts due with respect to those securities, other than amounts due because of the acceleration of the maturity, and all events of default, other than nonpayment of their accelerated principal, have been cured or waived.

Subordinated Indentures. If an event of default on the subordinated debt securities of any series has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series may declare the entire principal amount of that series of subordinated debt securities to be due immediately. This situation is called an acceleration of the maturity of those subordinated debt securities. If the maturity of any subordinated debt securities of any series is accelerated, the holders of at least a majority in principal amount of the subordinated debt securities of that series affected by the acceleration may cancel the acceleration for all the affected subordinated debt securities.

Trustee’s Indemnity

If an event of default on any series of debt securities occurs, the trustee for those securities will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under any of the indentures at the request of any holders unless the holders of that series offer the trustee reasonable protection from expenses and liability. This is called an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of all of the outstanding debt securities of that series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders of that series may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

Before you can bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of all debt securities of that series must make a written request that the trustee take action because of the default, and they or you must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•

During those 60 days, the holders of a majority in principal amount of the debt securities of that series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of that series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Book-entry, street name and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Modification and Waiver of the Indentures

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of this type of change:

•	change the stated maturity for any principal or interest on a debt security;

•

reduce the principal amount, the amount of principal of an original issue discount security payable on acceleration of the maturity after a default, the interest rate or the redemption price of a debt security;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities of any series of debt securities, the approval of whose holders is needed to change the indentures;

•

reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to modify or amend the indenture or waive an issuer’s compliance with the indenture or to waive defaults;

•	modify the subordination provision of the subordinated indentures, unless the change would not adversely affect the interests of the holders of that series of debt securities; and

•

in the case of Popular North America, Inc.’s indentures, modify the terms and conditions of the guarantor’s obligations regarding the due and punctual payment of principal or any premium, interest, additional amounts we describe below under “— Taxation by the Commonwealth of Puerto Rico” or sinking fund payment.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of debt securities. This type is limited to clarifications and changes that would not adversely affect the interests of the holders of the debt securities in any material respect, nor do we need your consent to make changes that affect only other debt securities to be issued after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities or series of debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Changes Requiring Majority Approval

Any other changes to the indentures and the debt securities would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of at least a majority in principal amount of that series.

•

If the change affects more than one series of debt securities, it must be approved by the holders of at least a majority in principal amount of each series of the particular issuer’s debt securities affected by the change.

In each case, the required approval may be given by written consent.

The approval of at least a majority in principal amount of the debt securities of each affected series of an issuer would be required for the issuer to obtain a waiver of any of its covenants in the indentures. The covenants include the promises about merging and putting liens on the issuer’s interests, which we describe above under “— Mergers and Similar Transactions” and “— Restrictive Covenants.” If the required holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Your Approval,” unless that holder approves the waiver.

Book-entry, street name and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of those debt securities were accelerated to that date because of a default.

•

For debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security determined by our board of directors or described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture.

Taxation by the Commonwealth of Puerto Rico

We will not withhold or deduct any present or future taxes, duties, assessments or governmental charges that are imposed or levied by or on behalf of Puerto Rico or by or with any district, municipality or other political subdivision of Puerto Rico from payments to holders of the debt securities and all payments made under the guarantees unless the law requires us to withhold or deduct these taxes, duties, assessments or governmental charges.

In the event that law requires the issuer to deduct or withhold any amounts in respect of these taxes, duties, assessments or governmental charges, the issuer will pay these additional amounts of principal, premium and interest (after deduction of these taxes, duties, assessments or governmental charges) in the payment to the holders of the debt securities, of the amounts which we would otherwise have paid in respect to the debt securities in the absence of deductions or withholding, which we refer to as additional amounts, except that we will not pay any additional amounts:

•

to a holder of a debt security or an interest in or rights in a debt security where deduction or withholding is required because the holder has some connection with Puerto Rico or any political subdivision or taxing authority of Puerto Rico or any political subdivision other than the mere holding of and payment in respect of the debt security;

•

to a holder of a debt security when any deduction or withholding would not have been required but for the holder’s presentation for payment on a date more than 30 days after maturity or the date on which payment is duly provided for, whichever occurs later; or

•

to a holder when any deduction or withholding would not have been required but for the holder’s failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Puerto Rico, or any political subdivision or taxing authority of Puerto Rico if law requires compliance as a precondition to exemption from deduction or withholding.

Special Terms Relating to the Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions apply to the subordinated debt securities and Popular, Inc.’s guarantees of the subordinated debt securities of Popular North America, Inc.

The right of a holder of subordinated debt securities to payment from any distribution of an issuer’s assets resulting from any dissolution, winding up, liquidation, bankruptcy or reorganization of the issuer are subordinated to the prior right to payment in full of all of that issuer’s senior indebtedness (as defined below). The issuer’s obligation to make payments on the subordinated debt securities will not otherwise be affected. No payment on the issuer’s subordinated debt securities may be made during a default on any senior indebtedness of the issuer. Because the subordinated debt securities are subordinated in right of payment to any senior indebtedness of the issuer, in the event of a distribution of assets upon insolvency, some of the issuer’s creditors may recover more, ratably, than holders of subordinated debt securities of the issuer.

In addition, any amounts of cash, property or securities available after satisfaction of the rights to payment of senior indebtedness will be applied first to pay for the full payment of the issuer’s other financial obligations (as defined below) before any payment will be made to holders of the subordinated debt securities. If the maturity of any subordinated debt securities is accelerated, all senior indebtedness of the issuer would have to be repaid before any payment could be made to holders of the issuer’s subordinated debt securities. Because of this subordination, if an issuer becomes insolvent, its creditors who are not holders of senior indebtedness or subordinated debt securities may recover ratably less than holders of its senior indebtedness and may recover ratably more than holders of its subordinated debt securities.

“Senior indebtedness” of an issuer means an issuer’s indebtedness for money borrowed, except indebtedness that by its terms is not superior in right of payment to the subordinated debt securities.

“Other financial obligations” of an issuer are defined in the subordinated indenture of that issuer to mean obligations of that issuer to make payment pursuant to the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts,

•	derivative instruments or

•	similar financial instruments.

Other financial obligations shall not include:

•	obligations on account of an issuer’s senior indebtedness and

•	obligations on account of indebtedness for money borrowed ranking equally in their priority of claim to payment with or subordinate to the claim of subordinated debt securities.

Popular, Inc.’s Guarantee

Popular, Inc. will guarantee punctual payment on the Popular North America, Inc. senior debt securities, when and as payments are due and payable. Popular, Inc.’s guarantee is absolute and unconditional, without regard for any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. A guarantee executed by Popular, Inc. will evidence the guarantee and will appear on each Popular North America senior debt security. Holders of the Popular North America senior debt securities may proceed directly against Popular, Inc. in the event of default under the Popular North America senior debt securities without first proceeding against Popular North America, Inc. The guarantees will rank equally in right of payment with all other unsecured and unsubordinated obligations of Popular, Inc.

Popular, Inc. will guarantee the punctual payment of rights of payment under the Popular North America subordinated debt securities on a subordinated basis and otherwise on the same terms as the Popular North America senior debt securities.

Junior Subordinated Debt Securities

This section describes the general terms and provisions of our junior subordinated debt securities. The applicable prospectus supplement will describe the terms of the series of junior subordinated debt securities, which are sometimes referred to in this prospectus as “debt securities,” offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Unless otherwise stated in the applicable prospectus supplement, the junior subordinated debt securities will be issued under a junior subordinated indenture, which is sometimes referred to in this prospectus as an “indenture,” dated as of October 1, 2003, between us and The Bank of New York Mellon, as junior subordinated trustee.

We have summarized the material terms and provisions of the junior subordinated indenture in this section. We have also incorporated by reference the junior subordinated indenture as an exhibit to the registration statement. You should read the junior subordinated indenture for additional information before you purchase any trust preferred securities. The summary that follows includes references to section numbers of the junior subordinated indenture so that you can more easily locate these provisions.

General

The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under such indenture will be issued as part of a series that has been established by us under such indenture.

The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “— Subordination” below.

The junior subordinated debt securities are our unsecured junior subordinated debt securities, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our junior subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

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whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under “— Defeasance and Discharge” apply to the debt securities;

•

any events of default which will apply to the debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•

whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities — a “global security” is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

•

if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the junior subordinated trustee;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities;

•	the terms and conditions of any obligation or right of Popular or a holder to convert or exchange the debt securities into trust preferred securities or other securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Additional Sums

If a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, any political subdivision thereof or Puerto Rico or any other taxing authority of the United States or Puerto Rico, then we will be required to pay additional sums on the related junior subordinated debt securities. The amount of any additional sum will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Payment; Exchange; Transfer

We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:

•	on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such debt security can only look to us for the payments on such debt security.

Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.

In the event of any redemption, neither we nor the junior subordinated trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•

transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.

Original Issue Discount

Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of such debt security will be due and payable upon a declaration of acceleration of the maturity of such debt security under the junior subordinated indenture. The applicable prospectus supplement will describe the Puerto Rico income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time to defer payment of interest on a series of junior subordinated debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such junior subordinated debt securities. Certain Puerto Rico and United States federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Redemption

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Unless otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve or its district reserve bank, if required, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of such junior subordinated debt security plus accrued and unpaid interest to the redemption date.

Except as otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date.

“Tax Event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States, any political subdivision thereof or Puerto Rico, or any taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to the issuance of trust preferred securities by such trust, there is more than an insubstantial risk that:

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such trust is, or will be within 90 days of the date of such opinion, subject to United States federal or Puerto Rico income tax with respect to income received or accrued on the junior subordinated debt securities;

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interest payable by Popular on the junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by Popular, in whole or in part, for Puerto Rico income tax purposes; or

•	such trust is, or will be within 90 days of the date of such opinion, subject to more than an immaterial amount of other taxes, duties or other governmental charges.

“Investment Company Event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities.

“Capital Treatment Event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or Puerto Rico, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that Popular will not be entitled to treat an amount equal to the liquidation amount of such trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Popular.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debt securities or portions thereof called for redemption.

Restrictions on Certain Payments

Unless otherwise specified in the applicable prospectus supplement, if:

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there shall have occurred and be continuing an event of default with respect to a series of junior subordinated debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

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the junior subordinated debt securities of a series are held by a trust and we shall be in default relating to our payment of any obligations under our guarantee of the trust preferred securities issued by such trust; or

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we shall have given notice of our election to defer payments of interest on a series of junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

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we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, including our preferred stock; and

•

we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities).

The restrictions listed above do not apply to:

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any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

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any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

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the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under such indenture and under the junior subordinated debt securities.

Events of Default, Waiver and Notice

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the junior subordinated indenture with respect to any series of junior subordinated debt securities, means any of the following:

•	failure to pay interest on a junior subordinated debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay the principal of or any premium on any junior subordinated debt security of that series when due;

•	failure to deposit any sinking fund payment on junior subordinated debt securities of that series when due;

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failure to perform any other covenant in the junior subordinated indenture that applies to junior subordinated debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the junior subordinated indenture;

•	certain events relating to a bankruptcy, insolvency or reorganization of Popular; or

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created.

If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such declaration and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have the right to make such declaration. If an event of default under the junior subordinated indenture occurs and continues and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee may also declare the principal of and the interest on the junior subordinated debt securities to be due and payable and may enforce its other rights as a creditor with respect to the junior subordinated debt securities.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of that series can, subject to certain conditions (including, if the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of such junior subordinated debt securities do not rescind such declaration and such junior subordinated debt securities are held by a trust or trustee of such trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have the right to rescind the declaration.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•

a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.

If the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, any such waiver shall require the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of junior subordinated debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have the right to waive such default.

The holders of a majority in principal amount of the junior subordinated debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.

We are required to file an officers’ certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.

If the junior subordinated debt securities of any series are held by a trust or a trustee of such trust, a holder of the related trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.

The Junior Subordinated Indenture Does Not Restrict Our Ability to Take Certain Actions That May Affect the Junior Subordinated Debt Securities

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth above under “— Restrictions on Certain Payments.”

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such debt securities.

Distribution

Under circumstances involving the dissolution of a trust, which will be discussed more fully in the applicable prospectus supplement, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Capital Securities We May Offer — Trust Preferred Securities — Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

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a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

•	a reduction in payments due on the junior subordinated debt securities;

•	a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debt securities;

•

a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of junior subordinated debt securities at the holder’s option;

•	in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert such debt securities; and

•	a modification of any of the foregoing requirements contained in the junior subordinated indenture.

Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

If the junior subordinated debt securities are held by a trust or the trustee of such trust, no modification may be made that adversely affects the holders of the related trust preferred securities, and no termination of the junior subordinated indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the trust preferred securities of such trust. If the consent of the holder of each outstanding junior subordinated debt security is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of trust preferred securities of such trust.

We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities.

Defeasance and Discharge

Defeasance and Discharge. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if:

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we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the junior subordinated indenture and the terms of such debt securities;

•

we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for Puerto Rico or United States federal income tax purposes as a result of the deposit and will be subject to Puerto Rico or United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, such debt securities will not be delisted as a result of the deposit.

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and are essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•

any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money or Eligible Instruments, or a combination of both, in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:

•

the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of junior subordinated debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on such debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of such indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under “— Defeasance and Discharge” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

If we exercise our option not to comply with the covenants listed above and the junior subordinated debt securities of that series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and Eligible Instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

Conversion or Exchange

The junior subordinated debt securities may be convertible or exchangeable into junior subordinated debt securities of another series or into trust preferred securities of any of our trusts, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated debt securities will be subordinated to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes our senior debt securities and our subordinated debt securities and means:

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments,

•	our obligations under letters of credit,

•

any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•

any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the junior subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities. The junior subordinated debt securities will rank on a parity with obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities.

If certain events relating to a bankruptcy, insolvency or reorganization of Popular occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities.

If such events relating to a bankruptcy, insolvency or reorganization of Popular occur, after we have paid in full all amounts owed on Senior Debt, the holders of junior subordinated debt securities, together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities, will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the Senior Debt in full, then such holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debt securities.

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the junior subordinated debt securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

We may modify or amend the junior subordinated indenture as provided under “— Modification of Junior Subordinated Indenture” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of Senior Debt.

The junior subordinated indenture places no limitation on the amount of Senior Debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the Commonwealth of Puerto Rico.

The Trustee

The junior subordinated trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in case of a default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification.

Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities

Popular may issue one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of trust preferred securities. In each such instance, concurrently with the issuance of a trust’s preferred securities, such trust will invest the proceeds from that issuance, together with the consideration paid by Popular for the common securities of such trust, in that series of junior subordinated debt securities. Each series of junior subordinated debt securities will be in a principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust and will rank equally with all other series of junior subordinated debt securities. Holders of the trust preferred securities will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of an event of default, as described under “— Modification of Junior Subordinated Indenture” and “— Events of Default, Waiver and Notice.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event, investment company event or capital treatment event relating to a trust occurs and continues, we may, at our option and subject to any required prior approval of the Federal Reserve, redeem the junior subordinated debt securities at any time within 90 days of the occurrence of such event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such junior subordinated debt securities are then redeemable at our option.

The redemption price for any junior subordinated debt security shall be equal to 100% of the principal amount of such junior subordinated debt security then outstanding plus accrued and unpaid interest to the redemption date. As long as a trust is the holder of all the outstanding junior subordinated debt securities of a series, the proceeds of any redemption will be used by such trust to redeem the related trust securities in accordance with their terms.

We will covenant, as to each series of junior subordinated debt securities:

•	to directly or indirectly maintain 100% ownership of the common securities of the applicable trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate any trust, except:

•	in connection with a distribution of junior subordinated debt securities to the holders of trust preferred securities in exchange therefor upon liquidation of such trust, or

•

in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement, in either such case, if so specified in the applicable prospectus supplement and upon any required prior approval of the Federal Reserve; and

•

to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal or Puerto Rico income tax purposes.

DESCRIPTION OF CAPITAL SECURITIES WE MAY OFFER

Trust Preferred Securities

The trust preferred securities will be issued by a trust under the terms of a trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.

We have summarized material terms and provisions of the trust preferred securities in this section. This summary is not intended to be complete and is qualified by the trust agreement, the form of which we filed as an exhibit to the registration statement, the Delaware Statutory Trust Act and the Trust Indenture Act.

As used in this section, “we,” “us,” “our” and similar terms mean Popular, Inc. with respect to Popular Capital Trust IV, and Popular, Inc. and Popular North America, Inc. with respect to Popular North America Capital Trust II and Popular North America Capital Trust III. References in this prospectus to the “Trusts” refer to Popular Capital Trust IV, Popular North America Capital Trust II and Popular North America Capital Trust III.

Each trust agreement authorizes the trustees of the applicable trust to issue trust securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. We will own, directly or indirectly, all of a trust’s common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities except as set forth under “— Ranking of Trust Securities.”

Each trust agreement does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each trust agreement, the property trustee will own the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when a trust does not have funds on hand available to make such payments. See “— Description of Guarantees” below.

Distributions

Distributions on each series of trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement.

In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day other than a Saturday, a Sunday, or any other day on which banking institutions in Puerto Rico, Wilmington, Delaware and New York, New York are authorized or required by law, regulation or executive order to remain closed or are customarily closed.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of the actual number of days elapsed in a partial month in that period. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture and the junior subordinated debt securities to which the prospectus supplement relates to defer the payment of interest on the junior subordinated debt securities for up to a number of consecutive interest payment periods that will be specified in the applicable prospectus supplement. We refer to this period as an “extension period.” No extension period may extend beyond the stated maturity of the junior subordinated debt securities to which the extension period relates.

As a consequence of any such deferral, distributions on the trust preferred securities would be deferred by the related trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for such trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, if we exercise our deferral right, then during any extension period, we may not:

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities); or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•

any repurchase, redemption or other acquisition of shares of our capital stock (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the applicable extension period;

•

any exchange, redemption or conversion of any class or series of our capital stock, or any capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

The funds available to each trust for distribution to holders of its trust preferred securities will be limited to payments under the junior subordinated debt securities in which such trust invests the proceeds from the issuance and sale of its trust securities. See “Description of Debt Securities We May Offer — Junior Subordinated Debt Securities — Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities.” If

we do not make interest payments on such junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent a trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, the payment of distributions is guaranteed by us on the basis set forth below under “— Description of Guarantees.”

Distributions on the trust preferred securities will be payable to the holders of such securities as they appear on the register of the applicable trust on the relevant record dates, which shall be the 15th calendar day, whether or not a business day, before the distribution date.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any junior subordinated debt securities, whether at stated maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days’ notice. The redemption price will equal the aggregate liquidation amount of such trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the amount of the premium, if any, paid by us upon the concurrent redemption of such junior subordinated debt securities. See “Description of Debt Securities We May Offer — Junior Subordinated Debt Securities — Redemption.” If less than all of any series of junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth below under “— Ranking of Trust Securities.”

The amount of premium, if any, paid by us upon the redemption or repayment of all or any part of any series of junior subordinated debt securities will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth below under “— Ranking of Trust Securities.”

We will have the right to redeem any series of junior subordinated debt securities:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•

at any time, in whole but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of any required prior approval by the Federal Reserve. See “Description of Debt Securities We May Offer — Junior Subordinated Debt Securities — Redemption.”

Within 90 days after any tax event, investment company event or capital treatment event occurs and continues, we will have the right to redeem the junior subordinated debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price described above. In the event:

•	a tax event, investment company event or capital treatment event occurs and continues, and

•

we do not elect to redeem the junior subordinated debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the junior subordinated debt securities to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.

“Like Amount” means:

•

with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount equal to that portion of the principal amount of junior subordinated debt securities to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•

with respect to a distribution of junior subordinated debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of a trust, junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such junior subordinated debt securities would be distributed.

“Liquidation Amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.

Distribution of Junior Subordinated Debt Securities

We will have the right at any time to liquidate a trust and cause the junior subordinated debt securities to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. Upon liquidation of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the junior subordinated debt securities held by such trust will be distributed to the holders of the trust securities of such trust in exchange therefor.

After the liquidation date fixed for any distribution of junior subordinated debt securities for any series of trust preferred securities:

•	such series of trust preferred securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of such series of trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution;

•

any certificates representing such series of trust preferred securities not held by The Depository Trust Company, or “DTC,” or its nominee, or surrendered to the exchange agent will be deemed to represent the junior subordinated debt securities to be delivered in the exchange, having a principal amount equal to the stated liquidation amount of such series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of trust preferred securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of such trust preferred securities will cease, except the right to receive junior subordinated debt securities, in the principal amount set forth above, upon such surrender.

Redemption Procedures

Trust preferred securities redeemed on any redemption date will be redeemed at the redemption price, as described in the applicable prospectus supplement, with the proceeds from the contemporaneous redemption of the junior subordinated debt securities. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also “— Ranking of Trust Securities” below. Redemptions of trust preferred securities may require prior approval of the Federal Reserve.

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities.

Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of such trust preferred securities will cease, except the right to receive the redemption price on the redemption date, but without interest on such redemption price after the date of redemption; and

•	such trust preferred securities will cease to be outstanding.

In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee as described under “— Description of Guarantees,” distributions on such trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by such trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the trust securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes, except as set forth below under “— Ranking of Trust Securities.” The property trustee will select the particular trust preferred securities to be redeemed not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the trust preferred securities are in book-entry only form, in accordance with the procedures of the depositary. The property trustee shall promptly notify the securities registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subject to applicable law, including, without limitation, United States federal securities laws, we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Ranking of Trust Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the relative liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a trust agreement resulting from an event of default under the junior subordinated indenture, we, as holder of a trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under such trust agreement until all such events of default have been cured, waived or otherwise eliminated. Until all events of default under such trust agreement have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to a trust agreement, a trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Popular or, for Popular North America Capital Trust II and Popular North America Capital Trust III, Popular North America;

•

the written direction from us, as holder of the trust’s common securities, to the property trustee to dissolve the trust and distribute a like amount of junior subordinated debt securities to the holders of its trust securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of its trust preferred securities as described above under “— Redemption or Exchange — Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of junior subordinated debt securities. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of trust preferred securities, then the holders will be entitled to receive out of the assets of such trust available for distribution to holders and after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If such trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro rata basis, except as set forth under “— Ranking of Trust Securities.”

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement, or a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of an event of default under the junior subordinated indenture with respect to the junior subordinated debt securities held by such trust (see “Description of Debt Securities We May Offer — Junior Subordinated Debt Securities — Events of Default, Waiver and Notice”); or

•

the default by the property trustee in the payment of any distribution on any trust security of such trust when such distribution becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of any trust security of such trust when such redemption price becomes due and payable; or

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in such trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within ten days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of such event of default to the holders of the trust securities and to the administrative trustees, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

The existence of an event of default under the trust agreement, in and of itself, with respect to the junior subordinated debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of such junior subordinated debt securities.

Removal of Trustees

Unless an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee and the Delaware trustee of a trust may be removed at any time by the holder of the common securities of such trust. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities of such trust for cause or if an event of default under the junior subordinated indenture has occurred and is continuing. In no event will the holders of such trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the junior subordinated indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such trust agreement. If an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable trust agreement. Such trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state, the District of Columbia or the Commonwealth of Puerto Rico if:

•	such successor entity either:

•	expressly assumes all of the obligations of such trust with respect to the trust preferred securities, or

•

substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debt securities;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of such trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such trust experienced in such matters to the effect that:

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•

following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•

we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the applicable guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal or Puerto Rico income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “— Description of Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.

We and the administrative trustees may amend a trust agreement without the consent of the holders of its trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities, to:

•

cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

•

modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that such trust will be classified for United States federal or Puerto Rico income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act.

We, the administrative trustees and the property trustee may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities; and

•

receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect such trust’s status as a grantor trust for United States federal or Puerto Rico income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of trust securities, a trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of such trust securities as of a specified date; or

•	restrict the right of a holder of such trust securities to institute a suit for the enforcement of any such payment on or after such date.

So long as the property trustee of a trust holds any junior subordinated debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities of such trust:

•

direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee, or executing any trust or power conferred on the junior subordinated trustee with respect to such junior subordinated debt securities;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such junior subordinated debt securities, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of junior subordinated debt securities affected thereby, no such consent may be given by the property trustee of any trust without the prior consent of each holder of the trust preferred securities of such trust. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause such trust to be classified as other than a grantor trust for United States federal or Puerto Rico income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be Banco Popular de Puerto Rico. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that Banco Popular de Puerto Rico shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, Banco Popular de Puerto Rico Trust Division will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of a trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the applicable trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the trust (other than with respect to the trust preferred securities);

•

all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust; and

•	any and all taxes and costs and expenses with respect thereto, other than withholding taxes, to which the trust might become subject.

Governing Law

The trust agreements will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal or Puerto Rico income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the junior subordinated debt securities will be treated as indebtedness of Popular or Popular North America, as applicable, for Puerto Rico income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Common Securities

In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to such issuance will specify the terms of such common securities, including distributions, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under “Description of Trust Preferred Securities — Ranking of Trust Securities.” Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trusts.

Description of Guarantees

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent such trust has funds available for distributions;

•

the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

•	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on the trust preferred securities and will not have funds available for such payments. See “— Status of the Guarantees” below. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities, the junior subordinated indenture and the applicable trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.

Status of the Guarantees

A guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debt securities as set forth in the junior subordinated indenture; and

•	equally with all other trust preferred security guarantees that we issue.

A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. A guarantee will be held by the guarantee trustee for the benefit of the holders of the related trust securities. A guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the junior subordinated debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

A trust preferred securities guarantee will terminate (1) upon full payment of the redemption price of all related trust preferred securities, (2) upon distribution of the junior subordinated debt securities to the holders of the related trust securities or (3) upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under a trust preferred securities guarantee will occur if we fail to perform any payment obligation or other obligation under such guarantee.

The holders of a majority in liquidation amount of the trust preferred securities of a trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee of such trust in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against such trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in such trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the Commonwealth of Puerto Rico.

Relationship Among Trust Preferred Securities

Junior Subordinated Debt Securities And Guarantees

As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in junior subordinated debt securities.

As long as payments of interest and other payments are made when due on a series of junior subordinated debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of such trust securities;

•

the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for such trust securities;

•

under the junior subordinated indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of such trust, other than those relating to such trust securities; and

•	the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If we do not make interest payments on a series of junior subordinated debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. A trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. A trust preferred securities guarantee does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions. See “— Description of Guarantees above”.

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities of a trust only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debt securities. A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.

If we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the junior subordinated debt securities. If the property trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “— Trust Preferred Securities — Voting Rights; Amendment of the Trust Agreement.”

A holder of trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debt securities, or

•

suing us to enforce the property trustee’s rights under the junior subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from such trust.

We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the trust preferred securities guarantee. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce such holder’s right to receive payment under the trust preferred securities guarantees. Such holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue such trust or any other person or entity.

We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See “— Description of Guarantees — General.”

Limited Purpose of Trust

Each trust’s preferred securities evidence a beneficial interest in the assets such trust, and such trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in junior subordinated debt securities issued by Popular or Popular North America, as applicable. A principal difference between the rights of a holder of a trust preferred security and a holder of a junior subordinated debt security is that a holder of a junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on such junior subordinated debt securities, while a holder of trust preferred securities is entitled to receive distributions from such trust, or from us under the related guarantee, if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of a trust involving the liquidation of the junior subordinated debt securities, after satisfaction of liabilities to creditors of such trust, the holders of the trust preferred securities of such trust will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. See “— Trust Preferred Securities — Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of Popular or Popular North America, as applicable, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of Popular or Popular North America, as applicable, subordinated in right of payment to all Senior Debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than such trust’s obligations to the holders of its trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 170,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, without par value. The preferred stock is issuable in one or more series, with such terms, and at such times and for such consideration as our Board of Directors determines. As of June 1, 2012, there were issued and outstanding 102,789,713 shares of common stock and 2,006,391 shares of preferred stock. The preferred stock is divided into two series with an aggregation liquidation of $50 million. Shares of our common stock are traded on the NASDAQ Global Select Market under the symbol “BPOP.” Shares of our 6.375% Non-Cumulative Monthly Income Preferred Stock, 2003, Series A and 8.25% Non-Cumulative Monthly Income Preferred Stock, Series B are not publicly traded.

The following description summarizes the material provisions of our common stock. It does not purport to be complete and is subject in all respects to the applicable provisions of the Puerto Rico General Corporations Law, our Certificate of Incorporation (the “Certificate”), and the Certificates of Designation describing each series of preferred stock.

Common Stock

Subject to the rights of holders of any preferred stock outstanding, holders of our common stock are entitled to receive ratably such dividends, if any, as our Board of Directors may in its discretion declare out of legally available funds.

The holders of our common stock are entitled to one vote per share on all matters brought before the stockholders. The holders of our common stock do not have the right to cumulate their shares of our common stock in the election of directors. The Certificate provides that the approval of our merger, reorganization, or consolidation or the sale, lease or hypothecation of substantially all of our assets or the approval of our voluntary dissolution requires the vote of the holders of 75% of the total number of our outstanding shares of common stock.

In the event of our liquidation, holders of our common stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of liabilities and such preferential amounts as may be required to be paid to the holders of our outstanding series of preferred stock and any preferred stock we hereafter issue.

The Certificate provides that the members of our Board of Directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of stockholders, one-third of the members of our Board of Directors will be elected for a three-year term, and the other directors will remain in office until their three-year terms expire. Therefore, control of our Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of our Board of Directors can be changed.

The Certificate provides that a director, or the entire Board of Directors, may be removed by the stockholders only for cause. The Certificate and our Bylaws also provide that the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding capital stock entitled to vote generally for the election of directors is required to remove a director or the entire Board of Directors from office for cause or to amend the Certificate. Certain portions of the Certificate described in certain of the preceding paragraphs, including those related to the classified Board of Directors, may be amended only by the affirmative vote of the holders of two-thirds of the total number of our outstanding shares of common stock.

Certain of the provisions contained in the Certificate have the effect of making it more difficult to change our Board of Directors, and may make our Board of Directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire us because of the additional time and expense involved and a greater possibility of failure, and, as a result, may adversely affect the price that a potential purchaser would be willing to pay for our capital stock, thereby reducing the amount a stockholder might realize in, for example, a tender offer for our capital stock.

Pursuant to the Certificate, holders of our common stock are entitled to preferential rights to subscribe for newly issued shares of our common stock on a pro rata basis unless, in approving the issuance of our common stock, or any transaction resulting in the issuance of any of our common stock, our Board of Directors unanimously resolves otherwise. The stockholders have no preference to subscribe therefor in the event of new issues of shares of stock which may be authorized pursuant to any dividend reinvestment and stock purchase plan or which may be authorized in order to exchange such new shares of stock for property which our Board of Directors may consider convenient or necessary for us to acquire, nor shall the stockholders have any right of preference therefor in the event of new issues of stock in payment of services rendered to us, or of shares of stock to be issued for sale to officers or employees, on the basis of options, as an incentive either to commence or to continue rendering services to us. There are no redemption or call provisions applicable to shares of our common stock.

The outstanding shares of our common stock are, and shares of our common stock offered hereby upon their due issuance, delivery and the receipt of payment therefor will be, validly issued, fully paid and nonassessable.

The Registrar and Transfer Agent for our common stock is Banco Popular de Puerto Rico.

Preferred Stock

Our Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof to be adopted by our Board of Directors, except as otherwise provided in the Certificate or any amendment thereto.

The issuance of shares of preferred stock could make it more difficult and more expensive for another person or entity to obtain control of us in a merger, tender offer, proxy fight or similar transaction. The ability of our Board of Directors to issue shares of preferred stock in such a situation could have the effect of discouraging a potential acquiror and may have an adverse effect on stockholders wishing to participate in a merger, tender offer or proxy fight. Our management is not aware of any person or entity currently seeking control of us.

We have two outstanding series of preferred stock, which are described below.

Title of Series	Number of Shares Outstanding	Annual Dividend Rate(1)	Liquidation Preference Per Share(2)	Accumulation of Dividends	Date First Redeemable(3)	Conversion or Exchange Rights	General Voting Rights(4)
6.375% Non-Cumulative Monthly Income Preferred Stock, 2003 Series A (the “6.375% Preferred Stock”)	885,726	6.375%	$25	Non-cumulative	March 31, 2008	None	No

8.25% Non-Cumulative Monthly Income Preferred Stock, Series B (the “8.25% Preferred Stock”)	1,120,665	8.25%	$25	Non-cumulative	May 28, 2013	None	No

(1)	Based on a percentage of the applicable liquidation preference per share.
(2)	See “Liquidation Rights” below for additional information.
(3)	See “Redemption” below for additional information.
(4)	See “Voting Rights” below for additional information.

Dividend Rights and Limitations

The holders of the shares of 6.375% Preferred Stock and the 8.25% Preferred Stock are entitled to receive noncumulative cash dividends when, as and if declared by the Board of Directors, at their respective annual dividend rates, payable monthly. The holders of each of the two series of preferred stock are entitled to receive such dividends prior to any payment of dividends or distribution of assets to holders of the common stock and to any other class of capital stock ranking junior to the 6.375% Preferred Stock and the 8.25% Preferred Stock with respect to the payment of dividends.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the 6.375% Preferred Stock and the 8.25% Preferred Stock are entitled to receive out of the remaining assets an amount in cash equal to their liquidation preference per share plus accrued and unpaid dividends thereon (limited to the then current monthly dividend period in the case of the two series that are non-cumulative) to date of the distribution. This distribution must be made before any payment may be made to the holders of our common stock or any other securities ranking junior to the 6.375% Preferred Stock or the 8.25% Preferred Stock as to the distribution of assets upon liquidation. No distribution of this type or payment on account of our liquidation, dissolution or winding up may be made to the holders of the shares of any class or series of stock ranking on a parity with the 6.375% Preferred Stock or the 8.25% Preferred Stock as to the distribution of assets upon liquidation, unless the holders of each of such series of Preferred Stock receive like amounts ratably in accordance with the full distributive amounts which they and the holders of parity stock are respectively entitled to receive upon this preferential distribution.

After the payment to the holders of the 6.375% Preferred Stock and the 8.25% Preferred Stock of the full preferential amounts provided for above, the holders of such shares will have no right or claim to any of the remaining assets.

Redemption

The 6.375% Preferred Stock is subject to redemption in whole or in part at a redemption price equal to $25.

The 8.25% Preferred Stock is subject to redemption in whole or in part, commencing on or after May 28, 2013, and prior to May 29, 2014 at a redemption price of $25.50 per share and after this period at redemption prices declining to $25 per share on or after May 29, 2015.

Optional redemption of any of the two series of Preferred Stock by Popular is subject to the prior approval of the Federal Reserve.

There is no mandatory redemption or sinking fund obligation with respect to either the 6.375% Preferred Stock or the 8.25% Preferred Stock.

Voting Rights

The holders of shares of 6.375% Preferred Stock and the 8.25% Preferred Stock are not entitled to any voting rights except (1) if we do not pay dividends in full on such series for 18 monthly dividend periods, whether or not consecutive, (2) as required by law or (3) in connection with any changes of the terms or rights of the 6.375% Preferred Stock or the 8.25% Preferred Stock, as the case may be.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

INCLUDING PREFERRED STOCK DIVIDENDS

The following table shows (1) the consolidated ratio of earnings to fixed charges and (2) the consolidated ratio of earnings to combined fixed charges including preferred stock dividends of Popular for each of the five most recent fiscal years and the three months ended March 31, 2012.

	Three Months Ended March 31, 2012	Year Ended December 31,
		2011	2010	2009(1)		2008(1)		2007(1)
Ratio of earnings to fixed charges
Including Interest on Deposits	1.6	1.5	1.4		(A)		(A)	1.2
Excluding Interest on Deposits	2.2	2.0	1.7		(A)		(A)	1.5
Ratio of earnings to combined fixed charges including preferred stock dividends
Including Interest on Deposits	1.6	1.4	1.4		(A)		(A)	1.2
Excluding Interest on Deposits	2.1	1.9	1.7		(A)		(A)	1.5

(1)	The computation of earnings to fixed charges and preferred stock dividends excludes discontinued operations. Prior periods have been retrospectively adjusted on a comparable basis.
(A)

During 2008 and 2009, earnings were not sufficient to cover fixed charges or preferred stock dividends and the ratios were less than 1:1. Popular would have had to generate additional earnings of approximately $235 million and $625 million to achieve ratios of 1:1 in 2008 and 2009, respectively.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of the securities may be passed upon for us by Ignacio Alvarez, our Executive Vice President and Chief Legal Officer, or by Sullivan & Cromwell LLP, New York, New York or such other counsel as may be named in the applicable prospectus supplement and for any underwriters or agents by counsel named in the applicable prospectus supplement. As of June 15, 2012, Mr. Alvarez owned directly or indirectly approximately 40,223 shares of Popular, Inc. common stock pursuant to Popular, Inc.’s employee stock ownership plan and otherwise.

EXPERTS

The financial statements and management’s assessment of the effectiveness of the internal control over financial reporting (which is included in Management’s Report to Stockholders) incorporated in this prospectus by reference to Popular, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.